RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                            SFX BROADCASTING, INC.



            SFX BROADCASTING, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

            1. This Restated Certificate of Incorporation amends and restates the Corporation's original Certificate of Incorporation filed with the Secretary of State on February 26, 1992 in the name of Capstar Media, Inc., and thereafter amended.

            2. This Restated Certificate of Incorporation was duly adopted by the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

            3. The text of the Certificate of Incorporation is hereby restated and amended to read as herein set forth in full:

                                  ARTICLE ONE

                                     NAME

            The name of the Corporation is SFX BROADCASTING, INC. (the "Corporation").

                                  ARTICLE TWO

                               REGISTERED OFFICE

            The address of the registered office of the Corporation in the State of Delaware is 15 North Street, Dover, County of Kent, Delaware 19901, and the name of the registered agent at such address is National Corporation Research, Ltd.

                                 ARTICLE THREE

                                   PURPOSES

            The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and by such statement all lawful acts and activities


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shall be within the purposes of the Corporation, except for express limitations, if any. The Corporation shall possess and exercise all the powers and privileges granted by the General Corporation Law of the State of Delaware, by any other law or by this Certificate, together with any powers incidental thereto as far as such powers and privileges are necessary or convenient to the conduct, promotion, or attainment of the purposes of the Corporation.

                                 ARTICLE FOUR

                               CAPITAL STRUCTURE

            4.1. Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 12,210,000 shares, consisting of the following:

                 (a) 10,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Shares");

                 (b) 1,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Shares");

                 (c) 1,200,000 shares of Class C Common Stock, par value $.01 per share (the "Class C Shares" and together with the Class A Shares and Class B Shares, the "Common Shares"); and

                 (d) 10,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Shares").

            4.2. Designations, Preferences, etc. The designations, preferences, powers, qualifications, and special or relative rights, or privileges of the capital stock of the Corporation shall be as set forth in ARTICLE FIVE and ARTICLE SIX below.

                                 ARTICLE FIVE

                                 COMMON SHARES

            5.1. Identical Rights. Except as herein otherwise expressly provided in this Restated Certificate of Incorporation, all Common Shares shall be identical and shall entitle the holders thereof to the same rights and privileges.

            5.2. Dividends. (a) When, as, and if dividends are declared by the Corporation's Board of Directors (the "Board of Directors"), whether payable in cash, in property, or in securities of the Corporation, the holders of Common Shares shall be entitled to share equally in and to receive, in accordance with the number of Common Shares held by each such holder, all such dividends, except that if dividends are declared that are payable in Common Shares, such stock


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dividends shall be payable at the same rate on each class of Common Shares and shall be payable only in Class A Shares to holders of Class A Shares, in Class B Shares to holders of Class B Shares and in Class C Shares to holders of Class C Shares.

                 (b) Dividends payable under this Paragraph 5.2 shall be paid to the holders of record of the outstanding Common Shares as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of declaration and payment of each dividend. Any Common Shares issued as a dividend pursuant to this Paragraph 5.2 shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges. The Corporation shall not issue fractions of Common Shares on payment of any such dividend but shall issue a whole number of shares to such holder of Common Shares rounded up or down in the Corporation's sole discretion to the nearest whole number, without compensation to the stockholder whose fractional share has been rounded down or from any stockholder whose fractional share has been rounded up.

                 (c) Notwithstanding anything contained herein to the contrary, no dividends on Common Shares shall be declared by the Board of Directors or paid or set apart for payment by he Corporation at any time that such declaration, payment, or setting apart is prohibited by applicable law.

            5.3 Stock Splits. The Corporation shall not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization, or otherwise) or combine the outstanding shares of one class of Common Shares unless the outstanding shares of all classes of Common Shares shall be proportionately subdivided or combined. This paragraph shall not, however, apply to the reclassification and change of stock occurring upon the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

            5.4 Voting Rights. (a) The holders of the Class A And Class B Common Shares shall vote as a single class on all matters submitted to a vote of the stockholders, with each Class A Share being entitled to one vote and each Class B Share being entitled to ten votes, except ((i) for the election of directors, which shall be governed by subparagraphs (c) and (d) below, (ii) with respect to any Going Private Transaction (as such term is defined below) between the Corporation and Robert F.X. Sillerman or any Affiliate of Mr. Sillerman, which shall be governed by subparagraph (f) below, and (iii) as otherwise provided by law. For purposes hereof, the term "Affiliate"means, as to any person, (v) any other person that, directly or indirectly, is in control of, is controlled by or is under common control with such person, (w) any corporation or organization (other than the Corporation or a majority-owned subsidiary of the Corporation) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of voting securities, or in which such person has a substantial beneficial interest, (x) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity, (y) any relative or spouse of such person who has the same home as such person or (z) an officer of the Corporation or any of its subsidiaries.


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                 (b) The holders of Class C Common Shares shall have no voting rights, except as otherwise provided by law.

                 (c) In the election of directors, the holders of Class A Shares shall be entitled by class vote, exclusive of all other stockholders, to elect that number of directors of the Corporation that equals two sevenths (2/7) of the total number of duly authorized directorships of the Corporation then constituting the Board of Directors (including vacant and newly-created directorships) or, if such number of directors is not a whole number, the next higher whole number with each Class A Share entitled to one vote; provided, however, that each director so elected must be qualified at the time of such election to be an "Independent Director," which is defined as a director of the Corporation who is not (i) an officer or employee of the Corporation or a director, officer or employee of any of its subsidiaries or any Affiliate of Mr. Sillerman or any individual who has been employed in such capacity within the preceding three years, (ii) an Affiliate of Mr. Sillerman, (iii) acting on a regular basis as an individual or representative of an organization serving as a professional adviser, legal counsel or consultant to management of the Corporation or its subsidiaries if, in the opinion of the Board of Directors, such relationship is material to the Corporation, the organization so represented, or such person, (iv) an individual having a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director or (v) a member or a representative of the immediate family of a person who, pursuant to clauses (i) through (iv) above, is not qualified to serve as an Independent Director. The holders of Class A Shares shall be entitled by class vote, exclusive of all other stockholders, to vote on the removal of any director so elected, with each Class A Share entitled to one vote.

                 (d) Except as otherwise provided in subparagraph (c) above, the holders of Class A Shares and Class B Shares, voting as a single class, shall have the right to vote on the election or removal of all directors of the Corporation (other than directors, if any, who may be elected by the holders of Preferred Shares), with such Class A Shares entitled to one vote and each Class B Share entitled to ten votes. The holders of Class A Shares and Class B Shares are not entitled to cumulative votes in the election of any directors.

                 (e) In the event of the death, removal or resignation of a director elected by the holders of Class A Shares (pursuant to subparagraph
(c) above) prior to the expiration of his term, the vacancy on the Board of Directors created thereby may be filled by a majority of the directors then in office, although less than a quorum, provided, however, that any person appointed to fill a vacancy created by the death, removal or resignation of a director elected by the holders of the Class A Shares (in accordance with subparagraph (c) above) shall be an Independent Director. A director elected in such manner to fill such vacancy shall hold office until his successor has been duly elected and qualified at a meeting of the holders of Class A Shares duly called for such purpose.

                 (f) With respect to any Going Private Transaction between the Corporation and Mr. Sillerman or an Affiliate of Mr. Sillerman, the holders of Class A Shares and Class B


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Shares shall vote as a single class, with each Class A Share and Class B Share entitled to one vote. For purposes of this Paragraph 5.4, the term "Going Private Transaction" shall mean any transaction that is a "Rule 13e-3 Transaction," as such term is defined in Rule 13e-3(a)(3), 17 C.F.R. ss. 240.13e-3, as amended from time to time, promulgated under the Securities Exchange Act of 1934, as amended, provided, however, that the term "affiliate" as used in Rule 13e- 3(a)(3)(i) shall be deemed to include an Affiliate, as defined in Paragraph 5.4 hereof.

                 (g) No holder of Common Shares shall be entitled to preemptive or subscription rights.

                 (h) As long as any of the Class A Shares shall be listed and quoted on the National Association of Securities Dealers, Inc. Automated Quotation System (the "NASDAQ"), the Board of Directors shall ensure, and shall have all powers necessary to ensure, that the membership of the Board of Directors shall at all times include such number of "Independent Directors" (as such term is defined in Part III, Section 5(c) of Schedule D to the By-Laws of the National Association of Securities Dealers, Inc. (The "NASD"), as the same may be amended from time to time) as shall be required by the By-Laws of the NASD for the Class A Shares to be eligible for listing and quotation on the NASDAQ. In the event that the Class A Shares shall cease to be listed and quoted on the NASDAQ and subsequently are to be listed and quoted on an exchange or other trading system, the Board of Directors shall ensure, and shall have all powers necessary to ensure, that the membership of the Board of Directors shall at all times be consistent with the applicable rules and regulations, if any, for the Class A Shares to be eligible for listing and quotation on such exchange or other trading system.

            5.5. Conversion Rights.

                 (a) Voluntary Conversion. Each Class B Share shall be convertible, at the option of its holder, into one fully paid and non-assessable Class A Shares at any time.

                 (b) Automatic Conversion. Each Class B Share and each Class C Share shall convert automatically into one fully paid and non-assessable Class A Share (i) upon its sale, gift, or other transfer, voluntary or involuntary, to a party that is not (A) an Affiliate of the Corporation (except that upon a sale, gift, or other transfer, voluntary or involuntary, of any Class B Share or Class C Share to Sillerman Communications Management Corporation, a New York corporation, such Class B Share or Class C Share shall convert automatically into one fully paid and non-assessable Class A Share), or (B) an Affiliate of The Equitable Life Assurance Society of the United States or any of its Affiliates (collectively, "Equitable"), in the case of Class C Shares held by Equitable, (ii) upon the death of Mr. Sillerman, in the case of Class B Shares held by Mr. Sillerman or any Affiliate of Mr. Sillerman, or (iii) upon the death of R. Steven Hicks, in the case of Class B Shares held by Mr. Hicks or any Affiliate of Mr. Hicks. Each of the foregoing automatic conversion events shall be referred to hereinafter as an "Event of Automatic Conversion."



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                 (c) Voluntary Conversion Procedure. At the time of a
voluntary conversion, the holder of Class B Shares shall deliver to the office of the Corporation or any transfer agent for the Class A Shares (i) the certificate or certificates representing the Class B Shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and
(ii) written notice to the Corporation stating that such holder elects to convert such share or shares and stating the name and addresses in which each certificate for Class A Shares issued upon such conversion is to be issued. Conversion shall be deemed to have been effected at the close of business on the date when such delivery is made to the Corporation of the shares to be converted, and the person exercising such voluntary conversion shall be deemed to be the holder of record of the number of Class A Shares issuable upon such conversion at such time. The Corporation shall promptly deliver certificates evidencing the appropriate number of Class A Shares to such person.

                 (d) Automatic Conversion Procedure. Promptly upon the occurrence of an Event of Automatic Conversion such that Class B Shares or Class C Shares, as the case may be, are converted automatically into Class A Shares, the holder of such shares shall surrender the certificate or certificate therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Corporation, or of any transfer agent for the Class A Shares, and shall give written notice to the Corporation, at such office: (i) stating that the shares are being converted pursuant to an Event of Automatic Conversion into Class A Shares as provided in Paragraph 5.5(b) of this ARTICLE FIVE, (ii) specifying the Event of Automatic Conversion (and, if the occurrence of such event is within the control of the transferor, stating the transferor's intent to effect an Event of Automatic Conversion), (iii) identifying the number of Class B Shares or Class C Shares, as the case may be, being converted, and (iv) setting out the name or names (with addresses) and denominations in which the certificate or certificates for Class A Shares shall be issued and shall include instructions for delivery thereof. Delivery of such notice together with the certificates representing the Class B Shares or Class C Shares shall obligate the Corporation to issue certificates representing such Class A Shares. Thereupon the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder or to the transferee of Class B Shares or Class C Shares a certificate or certificates for the number of Class A Shares to which such holder or transferee is entitled registered in the name of such holder, the designee of such holder or transferee as specified in such notice.

                 To the extent permitted by law, conversion pursuant to an Event of Automatic Conversion shall be deemed to have been effected as of the date on which the Event of Automatic Conversion has occurred (such time being the "Conversion Time"). The person entitled to receive the Class A Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Shares at and as of the Conversion Time, and the right of such person as a holder of Class B Shares or Class C Shares, as the case may be, shall cease and terminate at and as of the Conversion Time, in each case without regard to any failure by the holder to deliver the certificates or the notice required by this subparagraph (d).




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                 (e) Unconverted Shares; Notice Required. In the event of the conversion of less than all of the Class B Shares or Class C Shares, as the case may be, evidenced by a certificate surrendered to the Corporation in accordance with the procedures of Paragraph 5.5(c) or (d), the Corporation shall execute and deliver to or upon the written order of the holder of such certificate, without charge to such holder, a new certificate evidencing the number of Class B Shares or Class C Shares not converted. Class B Shares and Class C Shares shall not be transferred on the books of the Corporation unless the Corporation shall have received from the holder thereof the written notice described herein.

                 (f) Reissue of Shares. Class B Shares and Class C Shares that are converted into Class A Shares as provided herein shall be retired and canceled and shall not be reissued.

                 (g) Reservation. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued Class A Shares, for the purposes of effecting conversions, such number of duly authorized Class A Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Shares and Class C Shares. The Corporation covenants that all the Class A Shares so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue. The Corporation will take all such action as may be necessary to assure that all such Class A Shares may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Class A Shares may be listed. The Corporation will not take any action that results in any adjustment of the conversion ratio if the total number of Class A Shares issued and issuable after such action upon conversion of the Class B Shares and Class C Shares would exceed the total number of Class A Shares then authorized by this Restated Certificate of Incorporation.

            5.6 Consideration on Merger, Consolidation, etc. In any merger, consolidation, or business combination, the consideration to be received per share by the holders of Class A Shares, Class B Shares and Class C Shares must be identical for each class of stock, except that in any such transaction in which shares of common stock are to be distributed, such shares may differ as to voting rights to the extent that voting rights now differ among the Class A Shares, the Class B Shares and the Class C Shares.

                                  ARTICLE SIX

                               PREFERRED SHARES

            The Preferred Shares may be issued from time to time in one or more series as may be determined by the Board of Directors. Subject to the provisions of this Restated Certificate of Incorporation and this ARTICLE SIX, the Board of Directors is authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares


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constituting any such additional series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such additional series subsequent to the issue of shares of that series. Authorized and unissued Preferred Shares may be issued with such designations, voting powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations and restrictions on such rights, as the Board of Directors may authorize by resolutions duly adopted prior to the issuance of any shares of a series of Preferred Shares. The number of authorized Preferred Shares may be increased or deceased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the combined voting power of the outstanding Common Shares, without a vote of the holders of the Preferred shares, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Shares. Any and all Preferred Shares issued and for which full consideration has been paid or delivered shall be deemed fully paid stock, and the holder thereof shall not be liable for any further payment thereon.

                                 ARTICLE SEVEN

                     LIMITATION OF LIABILITY OF DIRECTORS

            No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that nothing contained in this ARTICLE SEVEN shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

            If the General Corporation Law of the State of Delaware is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

            This ARTICLE SEVEN may not be amended or modified to increase the liability of a director, or repealed, except upon the affirmative vote of the holders of at least 75% of the combined voting power of the outstanding Common Shares. No such amendment, modification, or repeal shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification, or repeal.



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                                 ARTICLE EIGHT

                         PARTICIPATION OF NON-CITIZENS

            The following provisions are included for the purpose of ensuring that control and management of the Corporation remains with citizens of the United States and/or corporations formed under the laws of the United States or any of the states of the United States, as required by the Communications Act of 1934, as the same may be amended from time to time:

                 (a) The Corporation shall not issue to (i) a person who is a citizen of a country other than the United States; (ii) any entity organized under the laws of a government other than the government of the United States or any state, territory, or possession of the United States; (iii) a government other than the government of the United States or of any state territory, or possession of the Unites States; or (iv) a representative of, or individual or entity controlled by, any of the foregoing (individually, an "Alien"; collectively, "Aliens") any share of capital stock of the Corporation if such issuance would result in the total number of shares of such capital stock held or voted by Aliens exceeding 25% of (i) the total number of all shares of such capital stock outstanding at any time and from time to time or
(ii) the total voting power of all shares of such capital stock outstanding and entitled to vote at any time and from time to time and shall not permit the transfer on the books of the Corporation of any capital stock to any Alien that would result in the total number of shares of such capital stock held or voted by Aliens exceeding such 25% limits.

                 (b) No Aliens or Aliens, individually or collectively, shall be entitled to vote or direct or control the vote of more than 25% of (i) the total number of all shares of capital stock of the Corporation outstanding at any time and from time to time; or (ii) the total voting power of all shares of capital stock of the Corporation outstanding and entitled to vote at any time and from time to time.

                 (c) No Alien shall be qualified to act as an officer of the Corporation and no more than one-fourth of the total number of directors of the Corporation at any time may be Aliens.

                 (d) The Board of Directors shall have all powers necessary to implement the provisions of this ARTICLE EIGHT and to ensure compliance with the alien ownership restrictions (the "Alien Ownership Restrictions") of the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (collectively, the "Communications Act"), including without limitation, the power to prohibit the transfer of any shares of capital stock of the Corporation to any Alien and to take or cause to be taken such action as it deems appropriate to implement such prohibition.

                 (e) Without limiting the generality of the foregoing and notwithstanding any other provision of this Restated Certificate of Incorporation to the contrary, any shares of capital


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stock of the Corporation determined by the Board of Directors to be owned beneficially by an Alien or Aliens shall always be subject to redemption by the Corporation by action of the Board of Directors, pursuant to Section 151 of the General Corporation Law of the State of Delaware, or any applicable provision of law, to the extent necessary in the judgment of the Board of Directors to comply with the Alien Ownership Restrictions. The terms and conditions of such redemption shall be as follows:

                      (i) the redemption price of the shares to be redeemed pursuant to this ARTICLE EIGHT shall be equal to the lower of (A) the fair market value of the shares to be redeemed, as determined by the Board of Directors in good faith, and (B) such Alien's purchase price for such shares;

                      (ii) the redemption price of such shares may be paid in cash, securities or any combination thereof;

                      (iii) if less than all the shares held by Aliens are to be redeemed, the shares to be redeemed shall be selected in any manner determined by the Board of Directors to be fair and equitable;

                      (iv) at least 10 days' written notice of the redemption date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the redemption date may be the date on which written notice shall be given to record holders if the cash or securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

                      (v) from and after the redemption date, the shares to be redeemed shall cease to be regarded as outstanding and any and all rights of the holders in respect of the shares to be redeemed or attaching to such shares of whatever nature (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares) shall cease and terminate, and the holders thereof thenceforth shall be entitled only to receive the cash or securities payable upon redemption; and

                      (vi) Such other terms and conditions as the Board of Directors shall determine.

For purposes of this ARTICLE EIGHT, the determination of beneficial ownership of shares of capital stock of the Corporation shall be made pursuant to Rule 13d-3, 17 C.F.R. ss. 240.13d-3, as amended from time to time, promulgated under the Securities Exchange Act of 1934, as amended.



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                                 ARTICLE NINE

                         MANAGEMENT OF THE CORPORATION

            The following provisions relate to the management of the business and the conduct of the affairs of the Corporation and are inserted for the purpose of creating, defining, limiting, and regulating the powers of the Corporation and its directors and stockholders:

            (a) The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors.

            (b) The number of directors which shall constitute the whole Board of Directors shall be fixed in accordance with the By-Laws.

            (c) The Board of Directors shall have the power to make, alter, amend, or repeal the By-Laws of the Corporation, except to the extent that the By-Laws otherwise provide.

            (d) All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute, by this Certificate of Incorporation, or by the By-Laws) shall be vested in and exercised by the Board of Directors.

            (e) The stockholders and directors shall have the power, if the By-Laws so provide, to hold their respective meetings within or without the State of Delaware and may (except as otherwise required by statute) keep the Corporation's books outside the State of Delaware, at such places as from time to time may be designated by the By-Laws or the Board of Directors.

                                  ARTICLE TEN

                                  AMENDMENTS

            The Corporation reserves the right to amend or repeal any provisions contained in this Restated Certificate of Incorporation at any time in the manner now or hereafter prescribed in this Restated Certificate of Incorporation and by the laws of the State of Delaware, and all rights herein conferred upon stockholders are granted subject to such reservation,.



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                                ARTICLE ELEVEN

                             REGULATORY COMPLIANCE

            The Corporation shall not have the power or be authorized to do, nor shall it have the power or be authorized to cause any act to be done, that would cause it to be in violation of the Communications Act.

                                   *   *   *

            4. Upon the filing of this Restated Certificate of Incorporation with the Secretary of State, (i) each of the 1,000 shares of Class A Common Stock, par value $.001, of the Corporation issued outstanding immediately prior to such filing shall be reclassified and changed into 105.404 Class A Shares authorized to be issued pursuant to this Restated Certificate of Incorporation and (ii) each of the 500 shares of Class B Common Stock, par value $.001, of the Corporation issued and outstanding immediately prior to such filing shall be reclassified and changed into 1,786.332 Class B Shares authorized to be issued pursuant to this Restated Certificate of Incorporation.




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            IN WITNESS WHEREOF, the Corporation has caused this Restated
Certificate of Incorporation to be signed by its Executive Vice President and Secretary and attested by its Assistant Secretary this 28th day of September, 1993.

                            SFX BROADCASTING, INC.



                                          By:   /s/ Howard J. Tytel
                                                -------------------
                                                Howard J. Tytel
                                                Executive Vice President
                                                and Secretary

ATTEST:


/s/ Richard A. Liese
--------------------
Richard A. Liese
Assistant Secretary



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                   CERTIFICATE OF DESIGNATIONS, PREFERENCES
                     AND RELATIVE, PARTICIPATING, OPTIONAL
                     AND OTHER SPECIAL RIGHTS OF PREFERRED
                     STOCK AND QUALIFICATIONS, LIMITATIONS
                           AND RESTRICTIONS THEREOF

                                      OF

                            SFX BROADCASTING, INC.

                      SERIES A REDEEMABLE PREFERRED STOCK

                                --------------

                            Pursuant to Section 151
            of the General Corporation Law of the State of Delaware

            The following resolution has been duly adopted by the Board of Directors (such Board, including any committee thereof duly authorized to act on behalf of such Board, herein referred to as the "Board") of SFX Broadcasting, Inc., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, which resolution remains in full force and effect as of the date hereof;

            WHEREAS, the Board is authorized, within the limitations and restrictions stated in the Restated Certificate of Incorporation of the Corporation, to fix by resolution or resolutions the voting rights, if any, of each series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Corporation and the designations, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof; and

            WHEREAS, it is the desire of the Board, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series:

            RESOLVED, that there is hereby authorized and created a series of Preferred Stock on the terms and with the provisions (in addition to those set forth in the Restated Certificate of Incorporation of the Corporation that are applicable to all Preferred Stock) as follows:

            Section 1. Designation and Number of Shares.

            The series of Preferred Stock shall be designated the "Series A Redeemable Preferred Stock" (the "Series A Preferred Stock"). The number of authorized shares of Series A Preferred Stock shall be one thousand (1,000).

            Section 2. Rank.

            The Series A Preferred Stock shall, as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, rank (i) prior to the "Common Shares" of the Corporation, as defined in
Section 4.1(c) of the Corporation's Restated Certificate of Incorporation, and any other capital stock of the Corporation (other than (a) the Series B Redeemable Preferred Stock, par value $.01 per share, of the Corporation (the "Series B Preferred Stock"); and (b) any other class or series of a class of capital stock of the Corporation the terms of which expressly provide that the shares thereof rank senior or on a parity as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation with the shares of the Series A Preferred Stock) (such securities, other than those described in the immediately preceding parenthetical clause, collectively referred to herein as the "Junior Securities") and (ii) on a parity with the Series B Preferred Stock and any other class or series of a class of capital stock of the Corporation the terms of which expressly provide that the shares thereof rank on a parity as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation with the shares of the Series A Preferred Stock (the "Parity Securities").

            Section 3. Dividends.

                 The holders of the Series A Preferred Stock Shall not be entitled to receive any dividends.

            Section 4. Redemption.

                 (a) All outstanding shares of Series A Preferred Stock shall be redeemed by the Corporation on the first anniversary of the closing of the Corporation's initial public offering of its Class A Common Stock or if such date is not a business day in New York, New York, then on the next succeeding date that is such a business day (the "Redemption Date") at the redemption price per share equal to one hundred per cent (100%) of the Liquidation Preference (as defined in Section 5 hereof) per share, without interest.

                 (b) At least 10 days but not more than 20 days prior to the Redemption Date, a written notice shall be mailed to each holder of record of shares of the Series A Preferred Stock in a postage prepaid envelope addressed to such holder at such holder's post office address as shown on the records of the Corporation, notifying such holder of the redemption of its shares, stating the Redemption Date, the redemption price to be paid therefor, and calling upon such holder to surrender its certificate or certificates for its shares to the Corporation on the Redemption Date at the place designated in such notice of redemption. On or after the Redemption Date each holder of shares of the Series A Preferred Stock shall present and surrender its certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. From and after the Redemption Date (unless default shall be made by the Corporation in payment of the redemption price), all rights of the holders of the Series A Preferred Stock as stockholders of the Corporation, except the right to receive the redemption price thereof upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

                 (c) If the Corporation shall fail to discharge its obligation to redeem shares of Series A Preferred Stock pursuant to Section 4(b) (the "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge the Mandatory Redemption Obligation. If and for so long as the Mandatory Redemption Obligation shall not have been fully discharged, the Corporation shall not (i) declare, pay or set apart for payment dividends or make any other distribution on or with respect to any Parity Securities or Junior Securities, other than dividends paid or distributions made in shares of Junior Securities; or (ii) redeem, purchase, retire or otherwise acquire for any consideration, or make any payment on account of a sinking fund or other similar fund for redemption, purchase, retirement or acquisition of, any Junior Securities or any Parity Securities, or any warrant, right or option to purchase any thereof, or make any distribution in respect thereof, directly or indirectly, whether in cash, obligations or securities of the Corporation or other property, except (x) in the case of Junior Securities, redemptions, purchases, retirements, acquisitions or distributions made in shares of Junior Securities and (y) in the case of Parity Securities, pro rata so that the amounts redeemed, purchased, retired or otherwise acquired or paid or distributed in respect thereof, as the case may be, per share on the Series A Preferred Stock and such other Parity Securities in all cases bear to each other same ratio that required redemption payments per share on the shares of Series A Preferred Stock and such other Parity Securities bear to each other.

                 (d) Any cash payment to a holder of shares of Series A Preferred Stock on the Redemption Date shall be made in coin or currency of the United States that as of the date of payment shall be legal tender for payment of public and private debts by mailing a check to such holder at the address as shown on the stock books of the Corporation.

            Section 5. Liquidation.

            The shares of Series A Preferred Stock shall rank prior to the shares of Junior Securities upon liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation Transaction"), so that in the event of any Liquidation Transaction, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to receive out of the assets or surplus funds of the Corporation available for distribution to its stockholders, or proceeds thereof, whether from capital, surplus or earnings, before any distribution is made to holders of any Junior Securities, a liquidation preference (the "Liquidation Preference") in the amount per share of Series A Preferred Stock equal to One Thousand ($1,000) Dollars. If, upon any Liquidation Transaction, the assets or surplus funds of the Corporation, or proceeds thereof, whether from capital, surplus or earnings, distributable among the holders of shares of Series A Preferred Stock and any Parity Securities then outstanding are insufficient to pay in full the preferential liquidation payments due to such holders, such assets or proceeds shall be distributable among such holders ratably in accordance with the amounts that would be payable on such shares of Series A Preferred Stock and Parity Securities if all amounts payable thereon were payable in full. In the event of a Liquidating Transaction, the Corporation shall give written notice to the holders of shares of Series A Preferred Stock, by first class mail to such holders' respective addresses as shown on the stock books of the Corporation. Neither the consolidation, merger or other business combination of the Corporation with or into any other person or persons nor the sale of all or substantially all the assets of the Corporation shall be deemed to be a Liquidation Transaction.

            Section 6. Voting Rights.

            The holders of shares of Series A Preferred Stock shall not be entitled to any voting rights except as required by law.

            IN WITNESS WHEREOF, SFX Broadcasting, Inc. has caused this Certificate of Designations, Preferences and Relative, Participating, Optional and other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of its Series A Redeemable Preferred Stock to be duly executed by its Executive Vice President and Secretary and attested to by its Assistant Secretary and has caused its corporate seal to be affixed hereto, as of this 28th day of September, 1993.



                                                /s/ Howard J. Tytel
                                                -------------------
                                                Name: Howard J. Tytel
                                                Title:Executive Vice President
                                                      and Secretary


ATTEST:



/s/ Richard A. Liese
--------------------
Name: Richard A. Liese
Title:Assistant Secretary

                   CERTIFICATE OF DESIGNATIONS, PREFERENCES
                     AND RELATIVE, PARTICIPATING, OPTIONAL
                     AND OTHER SPECIAL RIGHTS OF PREFERRED
                     STOCK AND QUALIFICATIONS, LIMITATIONS
                           AND RESTRICTIONS THEREOF

                                      OF

                            SFX BROADCASTING, INC.

                      SERIES B REDEEMABLE PREFERRED STOCK

                                --------------

                            Pursuant to Section 151
            of the General Corporation Law of the State of Delaware

            The following resolution has been duly adopted by the Board of Directors (such Board, including any committee thereof duly authorized to act on behalf of such Board, herein referred to as the "Board") of SFX Broadcasting, Inc., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, which resolution remains in full force and effect as of the date hereof;

            WHEREAS, the Board is authorized, within the limitations and restrictions stated in the Restated Certificate of Incorporation of the Corporation, to fix by resolution or resolutions the voting rights, if any, of each series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Corporation and the designations, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof; and

            WHEREAS, it is the desire of the Board, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series:

            RESOLVED, that there is hereby authorized and created a series of Preferred Stock on the terms and with the provisions (in addition to those set forth in the Restated Certificate of Incorporation of the Corporation that are applicable to all Preferred Stock) as follows:

            Section 1. Designation and Number of Shares.

            The series of Preferred Stock shall be designated the "Series B Redeemable Preferred Stock" (the "Series B Preferred Stock"). The number of authorized shares of Series B Preferred Stock shall be four thousand (4,000).

            Section 2. Rank.

            The Series B Preferred Stock shall, as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, rank (i) prior to the "Common Shares" of the Corporation, as defined in
Section 4.1(c) of the Corporation's Restated Certificate of Incorporation, and any other capital stock of the Corporation (other than (a) the Series A Redeemable Preferred Stock, par value $.01 per share, of the Corporation (the "Series A Preferred Stock"); and (b) any other class or series of a class of capital stock of the Corporation the terms of which expressly provide that the shares thereof rank senior or on a parity as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation with the shares of the Series B Preferred Stock) (such securities, other than those described in the immediately preceding parenthetical clause, collectively referred to herein as the "Junior Securities") and (ii) on a parity with the Series A Preferred Stock and any other class or series of a class of capital stock of the Corporation the terms of which expressly provide that the shares thereof rank on a parity as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation with the shares of the Series B Preferred Stock (the "Parity Securities").

            Section 3. Dividends.

            The holders of the Series B Preferred Stock shall not be entitled to receive any dividends.

            Section 4. Redemption.

                 (a) The Corporation shall redeem one thousand shares of Series B Preferred Stock on each of the second, third, fourth and fifth anniversaries of the closing of the Corporation's initial public offering of its shares of Class A Common Stock, or if any such date is not a business day in New York, New York, then on the next succeeding date that is such a business day (the "Redemption Date") at the redemption price per share equal to one hundred per cent (100%) of the Liquidation Preference (as defined in Section 5 hereof) per share, without interest. The Board of Directors of the Corporation shall select the shares of the Series B Preferred Stock to be redeemed from the outstanding shares not previously called for redemption by lot or pro rata as determined by the Board of Directors of the Corporation in their sole discretion.

                 (b) At least 10 days but not more than 20 days prior to the Redemption Date, a written notice shall be mailed to each holder of record of shares of the Series B Preferred Stock to be redeemed in a postage prepaid envelope addressed to such holder at such holder's post office address as shown on the records of the Corporation, notifying such holder of the redemption of its shares, stating the Redemption Date, the redemption price to be paid therefor, and calling upon such holder to surrender its certificate or certificates for its shares to the Corporation on the Redemption Date at the place designated in such notice of redemption. On or after the Redemption Date each holder of shares of the Series B Preferred Stock to be redeemed shall present and surrender its certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. From and after the Redemption Date (unless default shall be made by the Corporation in payment of the redemption price), all rights of the holders of the Series B Preferred Stock to be redeemed as stockholders of the Corporation, except the right to receive the redemption price thereof upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

                 (c) If the Corporation shall fail to discharge any of its obligations to redeem shares of Series B Preferred Stock pursuant to Section 4(b) (each, a "Mandatory Redemption Obligation"), the applicable Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and for so long as any Mandatory Redemption Obligation shall not have been fully discharged, the Corporation shall not (i) declare, pay or set apart for payment dividends or make any other distribution on or with respect to any Parity Securities or Junior Securities, other than dividends paid or distributions made in shares of Junior Securities; or (ii) redeem, purchase, retire or otherwise acquire for any consideration, or make any payment on account of a sinking fund or other similar fund for redemption, purchase, retirement or acquisition of, any Junior Securities or any Parity Securities, or any warrant, right or option to purchase any thereof, or make any distribution in respect thereof, directly or indirectly, whether in cash, obligations or securities of the Corporation or other property, except (x) in the case of Junior Securities, redemptions, purchases, retirements, acquisitions or distributions made in shares of Junior Securities and (y) in the case of Parity Securities, pro rata so that the amounts redeemed, purchased, retired or otherwise acquired or paid or distributed in respect thereof, as the case may be, per share on the Series B Preferred Stock and such other Parity Securities in all cases bear to each other the same ratio that required redemption payments per share on the shares of Series B Preferred Stock and such other Parity Securities bear to each other.

                 (d) Any cash payment to a holder of shares of Series B Preferred Stock on the Redemption Date shall be made in coin or currency of the United States that as of the date of payment shall be legal tender for payment of public and private debts by mailing a check to such holder at the address as shown on the stock books of the Corporation.

            Section 5. Liquidation.

            The shares of Series B Preferred Stock shall rank prior to the shares of Junior Securities upon liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation Transaction"), so that in the event of any Liquidation Transaction, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to receive out of the assets or surplus funds of the Corporation available for distribution to its stockholders, or proceeds thereof, whether from capital, surplus or earnings, before any distribution is made to holders of any Junior Securities, a liquidation preference (the "Liquidation Preference") in the amount per share of Series B Preferred Stock equal to One Thousand ($1,000) Dollars. If, upon any Liquidation Transaction, the assets or surplus funds of the Corporation, or proceeds thereof, whether from capital, surplus or earnings, distributable among the holders of shares of Series B Preferred Stock and any Parity Securities then outstanding are insufficient to pay in full the preferential liquidation payments due to such holders, such assets or proceeds shall be distributable among such holders ratably in accordance with the amounts that would be payable on such shares of Series B Preferred Stock and Parity Securities if all amounts payable thereupon were payable in full. In the event of a Liquidating Transaction, the Corporation shall give written notice to the holders of shares of Series B Preferred Stock, by first class mail to such holders' respective addresses as shown on the stock books of the Corporation. Neither the consolidation, merger or other business combination of the Corporation with or into any other person or persons nor the sale of all or substantially all the assets of the Corporation shall be deemed to be a Liquidation Transaction.

            Section 6. Voting Rights.

            The holders of shares of Series B Preferred Stock shall not be entitled to any voting rights except as required by law.

            IN WITNESS WHEREOF, SFX Broadcasting, Inc. has caused this Certificate of Designations, Preferences and Relative, Participating, Optional and other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of its Series B Redeemable Preferred Stock to be duly authorized by its Executive Vice President and Secretary and attested to by its Assistant Secretary and has caused its corporate seal to be affixed hereto, as of this 28th day of September, 1993.


                                                /s/ Howard J. Tytel
                                                -------------------
                                                Name: Howard J. Tytel
                                                Title:Executive Vice President
                                                        and Secretary


ATTEST:



/s/ Richard A. Liese
--------------------
Name: Richard A. Liese
Title:Assistant Secretary

                           CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION
                                      OF
                            SFX BROADCASTING, INC.



SFX Broadcasting, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"),

DOES HEREBY CERTIFY THAT:

FIRST:    That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and directing that the proposed amendment be considered at the next annual meeting of the stockholders of said corporation. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article Five thereof so that, as amended, said Article shall be and read as follows:

                                 "ARTICLE FOUR
                               CAPITAL STRUCTURE
                               -----------------

          4.1 Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 22,210,000 shares, consisting of the following:

                    (a) 10,000,000 shares of Class A Common Stock, par value
               $.01 per share (the "Class A Shares");

                    (b) 1,000,000 shares of Class B Common Stock, par value
               $.01 per share (the "Class A Shares");

                    (c) 1,200,000 shares of Class C Common Stock, par value
               $.01 per share (the "Class C Shares" and together with the Class A and Class B Shares, the "Common Shares");

                    (d) 10,010,000 shares of Preferred Stock, par value $.01
               per share (the "Preferred Shares").

          4.1 Designated Preferences, etc. The designations, preferences, powers, qualifications, and special or relative rights, or privileges of the capital stock of the Corporation shall be as set forth in ARTICLE FIVE and ARTICLE SIX below."

SECOND:     That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:      That said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by R. Steven Hicks, its President, and Howard J. Tytel, its Secretary on this 20th day of July, 1994.



                                        By: /s/ R.Steven Hicks
                                           -------------------
                                                R. Steven Hicks
                                                President

ATTEST:


/s/ Howard J. Tytel
-------------------
Howard J. Tytel
Secretary

                   CERTIFICATE OF DESIGNATIONS, PREFERENCES
                    AND RELATIVE, PARTICIPATING, OPTIONAL
                    AND OTHER SPECIAL RIGHTS OF PREFERRED
                    STOCK AND QUALIFICATIONS, LIMITATIONS
                           AND RESTRICTIONS THEREOF

                                      OF

                            SFX BROADCASTING, INC.

               SERIES C REDEEMABLE CONVERTIBLE PREFERRED STOCK

                             -------------------

                           PURSUANT TO SECTION 151
           OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE



            The following resolution has been duly adopted by the Board of Directors (such Board, including any committee thereof duly authorized to act on behalf of such Board, herein referred to as the "Board") of SFX Broadcasting, Inc., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, which resolution remains in full force and effect as of the date hereof;

            WHEREAS, the Board is authorized, within the limitations and restrictions stated in the Restated Certificate of Incorporation of the Corporation, to fix by resolution or resolutions the voting rights, if any, of each series of Preferred Stock, par value $0.1 per share (the "Preferred Stock"), of the Corporation and the designations, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof; and

            WHEREAS, it is the desire of the Board, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series:

            RESOLVED, that there is hereby authorized and created a series of Preferred Stock on the terms and with the provisions (in addition to those set forth in the Restated Certificate of Incorporation of the Corporation that are applicable to all Preferred Stock) as follows:

            Section 1. Designation and Number of Shares.

            The series of Preferred Stock shall be designated the "Series C Redeemable

Convertible Preferred Stock" (the "Series C Preferred Stock"). The number of authorized shares of Series C Preferred Stock shall be two thousand (2,000).

            Section 2. Rank.

            The Series C Preferred Stock shall, as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, rank
(i) prior to the "Class A Shares" of the Corporation, as defined in Section 4.1(a) of the Corporation's Restated Certificate of Incorporation, and any other capital stock of the Corporation (other than (a) the Series A Redeemable Preferred Stock, par value $.01 per share, of the Corporation (the "Series A Preferred Stock"); (b) the Series B Redeemable Preferred Stock, par value $.01 per share, of the Corporation (the "Series B Preferred Stock"); and (c) any other class or series of a class of capital stock of the Corporation the terms of which expressly provide that the shares thereof rank senior or on a parity as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding-up of the Corporation with the shares of the Series C Preferred Stock) (such securities, other than those described in the immediately preceding parenthetical clause, collectively referred to herein as the "Junior Securities") and (ii) on a parity with the Series A Preferred Stock and the Series B Preferred Stock and any other class or series of a class of capital stock of the Corporation the terms of which expressly provide that the shares thereof rank on a parity as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding-up of the Corporation with the shares of the Series C Preferred Stock (the "Parity Securities").

            2.    Dividends.

                 (a) The holders of the Series C Preferred Stock shall be entitled to share equally in, and to receive, in accordance with the number of Series C Preferred Stock held by each such holder, cumulative dividends equal to six percent (6%) per annum of the Liquidation Preference (as defined in Section 6 hereof) of each share of Series C Preferred Stock. Dividends shall be payable by the Corporation in arrears for each calendar quarter during which the Series C Preferred Stock is outstanding and shall be paid on or before the first business day of each calendar quarter in which the closing (the "Closing") of the acquisition by SFX Broadcasting of Texas (KTCK), Inc. ("SFX of Texas") of radio station KTCK-AM, Dallas, Texas, occurs.

                 (b) The Corporation's obligation to pay such dividends to the holders of the Series C Preferred Stock is subject to and contingent upon the absence of a material default under the terms of the Corporation's then existing senior credit facility; provided, however, that such dividends shall continue to accrue during the period of any such default and shall be payable by the Corporation on the first business day of the calendar quarter following the calendar quarter in which such default is cured.

                 (c) For so long as any of the shares of Series C Preferred Stock shall remain outstanding, no dividends, whether in cash or property, may be paid or declared by the

Corporation, nor may any distribution be made for any other class or series of capital stock of the Corporation, nor may any other class or series of capital stock of the Corporation be purchased or acquired for value by the Corporation, unless all accrued dividends payable for the shares of Series C Preferred Stock for all previous quarterly periods and for the then current quarterly period shall have been paid.

                 (d) Notwithstanding anything to the contrary contained herein, no dividends on Series C Preferred Stock shall be paid or set apart for payment by the Corporation at any time that such payment or setting apart is prohibited by applicable law.

            Section 4. Redemption.

                 (a) The Corporation shall be entitled, at its option, to redeem the Series C Preferred Stock, in whole or in part at any time, and from time to time, after the third anniversary of the date of the closing at a redemption price per share equal to one hundred percent (100%) of the Liquidation Preference (as defined in Section 6 hereof) per share, together with all accrued and unpaid dividends for the shares of Series C Preferred Stock so redeemed (collectively, the "Redemption Price").

                 (b) The Corporation shall mail to each holder of Series C Preferred Stock to be redeemed, in a postage paid envelope bearing the name and post office address of such holders as shown on the records of the Corporation, a written notice of redemption of such shares of Series C Preferred Stock stating the date fixed for redemption of any shares of Series C Preferred Stock, which date shall be the first business day of the calendar quarter immediately following the expiration of 60 days after the date of such notice (each a "Redemption Date"), and the Redemption Price to be paid for such shares and calling upon such holder to surrender its certificate or certificates for such shares to the Corporation on the Redemption Date at the place designated in such notice of redemption. On or after the Redemption Date, each holder of Series C Preferred Stock which is to be redeemed shall present and surrender its certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the Redemption Price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. From and after the Redemption Date (unless default shall be made by the Corporation in payment of the redemption price), all rights of the holders of the Series C Preferred Stock so redeemed, as stockholders of the Corporation, except the right to receive the Redemption Price thereof upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

                 (c) The holders of Series C Preferred Stock shall be entitled, at their option, to cause the Corporation to purchase the Series C Preferred Stock, in whole or in part at any time, and from time to time, after the fifth anniversary of the date of the Closing at the Redemption

Price.

                 (d) The holders of Series C Preferred Stock to be purchased by the Corporation shall mail to the Corporation in a postage prepaid envelope a written notice thereof stating the date fixed for the Corporation's purchase of any shares of Series C Preferred Stock, which date shall be the first business day of the calendar quarter immediately following the expiration of 60 days after the date of such notice (each a "Purchase Date"), and the Redemption Price to be paid for such shares and calling upon the Corporation to purchase such shares on the Purchase Date at the offices of the Corporation. On or after the Purchase Date, each holder of Series C Preferred Stock which is to be purchased shall present and surrender its certificate or certificates for such shares to the Corporation at the offices of the Corporation and thereupon the Redemption Price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. From and after the Purchase Date (unless default shall be made by the Corporation in payment of the Redemption Price), all rights of the holders of the Series C Preferred Stock so purchased, as stockholders of the Corporation, except the right to receive the Redemption Price thereof upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

                 (c) Any cash payment to a holder of shares of Series C Preferred Stock on the Redemption Date or the Purchase Date shall be made in immediately available funds in coin or currency of the United States of America which as of the date of payment shall be legal tender for the payment of public and private debts.

            Section 5. Convertibility.

                 (a) Upon the occurrence of an Event of Default under (and as defined in) Section 5.5 of that certain Asset Purchase Agreement dated April 24, 1995 by and among Cardinal Communications Partners, L.P., SFX of Texas and the Corporation, which Event of Default is not cured within ninety (90) days after receipt of notice of such default as provided therein, the holders of the Series C Preferred Stock shall be entitled to convert their shares of Series C Preferred Stock then outstanding into the number of shares of Class A Shares that shall be determined by dividing the number of shares of Series C Preferred Stock then outstanding by the product of seventy-five percent (75%) multiplied by the average closing bid and ask price per share for the Class A Shares quoted on the NASDAQ National Market or any successor exchange on which the Class A Shares are listed for the thirty (30) day period immediately prior to the effective date of the conversion.

                 (b) Any holder of Series C Preferred Stock which is thereafter eligible for conversion may surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Corporation, and shall give written notice to the Corporation at such office (i) stating that their shares of Series C Preferred Stock are being returned to the Corporation for conversion into shares of Class A Shares as provided in subparagraph (a) above, (ii) identifying the number of shares of Series C Preferred Stock so converted, and (iii) setting forth the name or names (with addresses) in which the certificate or certificates for shares of Class A Shares shall be issued and shall include instructions for delivery thereof. Delivery of such notice together with the certificates representing such shares of Series C Preferred Stock shall obligate the Corporation to issue such shares of Class A Shares and the Corporation shall be justified in relying upon the information and certifications contained in such notice and shall not be liable for the result of any inaccuracy with respect thereto. Thereupon the Corporation shall promptly issue and deliver at such stated address to such holder a certificate or certificates for the number of shares of Class A Shares to which such holder is entitled, registered in the name of such holder or the designee of such holder as specified in such notice. The Class A Shares so issued shall be freely tradeable pursuant to a registration or an exemption from registration under applicable federal securities laws.

                 (c) Series C Preferred Stock that is converted into Class A Shares as provided herein shall be retired and cancelled and shall not be reissued.

            Section 6. Liquidation.

            The shares of Series C Preferred Stock shall rank prior to the shares of Junior Securities upon liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation Transaction"), so that in the event of any Liquidation Transaction the holders of shares of Series C Preferred Stock then outstanding shall be entitled to receive out of the assets or surplus funds of the Corporation available for distribution to its stockholders, or proceeds thereof, whether from capital, surplus or earnings, before any distribution is made to holders of any Junior Securities, a liquidation preference (the "Liquidation Preference") in the amount per share of Series C Preferred Stock equal to One Thousand Dollars ($1,000). If, upon any Liquidation Transaction, the assets or surplus funds of the Corporation, or proceeds thereof, whether from capital, surplus or earnings, distributable among the holders of shares of Series C Preferred Stock and any Parity Securities then outstanding are insufficient to pay in full the preferential liquidation payments due to such holders, such assets or proceeds shall be distributable among such holders ratably in accordance with the amounts that would be payable on such shares of Series C Preferred Stock and Parity Securities if all amounts payable thereon were payable in full. In the event of a Liquidating Transaction, the Corporation shall give written notice to the holders of shares of Series C Preferred Stock, by first class mail to such holders' respective addresses as shown on the stock books of the Corporation. Neither the consolidation, merger or other business combination of the Corporation with or into any other person or persons nor the sale of all or substantially all of the assets of the Corporation shall be deemed to be a Liquidation Transaction.

            Section 7. Voting Rights.

            The holders of shares of Series C Preferred Stock shall not be entitled to any voting rights except as required by law.

            Section 8. Transfer.

            The holder of shares of Series C Preferred Stock shall be prohibited from selling, giving or in any way transferring any shares of Series C Preferred Stock held by each of them; provided however, that any such holder of Series C Preferred Stock shall be entitled to sell, give or in any way transfer such shares of Series C Preferred Stock to a member of such holders immediate family.

            IN WITNESS WHEREOF, SFX Broadcasting, Inc. has caused this Certificate of Designations, Preferences and Relative, Participating, Optional and other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of its Series C Preferred Stock to be duly executed by its Secretary and has caused its corporate seal to be affixed hereto, as of this 12th day of September, 1995.



                                                      /s/ Howard J. Tytel
                                                      -------------------
                                                Name:  Howard J. Tytel
                                                Title: Executive Vice President
                                                       and Secretary

Attest:



      /s/ Richard A. Liese
      --------------------
Name: Richard A. Liese
Title:Assistant Secretary

                   CERTIFICATE OF DESIGNATIONS, PREFERENCES
                   AND RELATIVE, PARTICIPATING, OPTIONAL AND
                       OTHER SPECIAL RIGHTS OF PREFERRED
                     STOCK AND QUALIFICATIONS, LIMITATIONS
                           AND RESTRICTIONS THEREOF

                                      OF

         6 1/2% SERIES D CUMULATIVE CONVERTIBLE EXCHANGEABLE PREFERRED
                        STOCK DUE MAY DUE MAY 31, 2007

                                      OF

                            SFX BROADCASTING, INC.

                           -------------------------

                        Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware

                           -------------------------

                  SFX Broadcasting, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, certifies that pursuant to the authority contained in Article 6 of its Restated Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation by unanimous written consent dated May 21, 1996 duly approved and adopted the following resolution which resolution remains in full force and effect on the date hereof:

                  RESOLVED, that pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby designate, create, authorized and provide for the issue of 6 1/2%
Series D Cumulative Convertible Exchangeable Preferred Stock due May 31, 2007 (the "Series D Preferred Stock"), par value $0.01 per share, with a liquidation preference of $50.00 per share, consisting of up to 2,990,000 shares, having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

                  1.       Certain Definitions.

                  Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

                  Advertising Business. The term "Advertising Business" shall mean any business deriving substantially all of its revenues from the (i) sale of advertisements and (ii) sale of products or provision of services to any business described in clause (i) above.

                  Applicable Redemption Price. The term "Applicable Redemption Price" shall mean a price per share equal to the following redemption prices (expressed as a percentage of the Liquidation Preference thereof) during the twelve-month periods commencing on June 1 of the years indicated:

     1999............. 104.55%    2003.....................  101.95%
     2000............. 103.90%    2004.....................  101.30%
     2001............. 103.25%    2005.....................  100.65%
     2002............. 102.60%    2006 and thereafter......  100.00%

in each case, together with accrued and unpaid dividends and Liquidated Damages (if any) thereon to the Redemption Date.

                  Affiliate. The term "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     Affiliate Transaction. The term "Affiliate Transaction" shall have the meaning set forth in Section 9(a) below.

     Broadcast Business. The term "Broadcast Business" shall mean any business, the majority of whose revenues are derived from the broadcast of radio programming.

     Business Day. The term "Business Day" shall mean a day other than a Saturday or Sunday or any federal holiday.

                  Capital Lease Obligation. The term "Capital Lease Obligation" shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

                  Capital Stock. The term "Capital Stock" shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  Cash Equivalents. The term "Cash Equivalents" shall mean (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the New Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

                  Change of Control. The term "Change of Control" shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principal or his Related Parties (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Corporation, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that
(A) any "person" (as defined above), other than the Principal and his Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of Voting Stock of the Corporation having more than 35% of the combined voting power of all classes of Voting Stock of the Corporation then outstanding or (B) the Principal and his Affiliates acquire, in the aggregate, beneficial ownership (as defined above) of more than 66 2/3% of the shares of Class A Common Stock at the time outstanding, or (iv) the first day on which a majority of the members of the Board of Directors of the Corporation are not Continuing Directors.

     Change of Control Offer. The term "Change of Control Offer" shall have the meaning set forth in Section 8(a) below.

     Change of Control Payment. The term "Change of Control Payment" shall have the meaning set forth in Section 8(a) below.

     Change of Control Payment Date. The term "Change of Control
Payment Date" shall have the meaning set forth in Section 8(e)(ii) below.

                  Class A Common Stock. The term "Class A Common Stock" shall mean the Class A Common Stock, par value $.01 per share, of the Corporation.

                  Class B Common Stock. The term "Class B Common Stock" shall mean the Class B Common Stock, par value $.01 per share, of the Corporation.

                  Common Equity. The term "Common Equity" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, including the Class A Common Stock and Class B Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, that have the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

                  Continuing Directors. The term "Continuing Directors" shall mean, as of any date of determination, any member of the Board of Directors of the Corporation who (i) was a member of such Board of Directors on the Initial Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                  Conversion Agent. The term "Conversion Agent" shall mean the entity designated from time to time by the Corporation to act as conversion agent for the Series D Preferred Stock.

                  Conversion Date. The term "Conversion Date" shall have the meaning set forth in Section 4(b) below.

                  Conversion Rate. The term "Conversion Rate" shall mean, as of any date, the number of shares of Class A Common Stock issuable upon conversion of one share of Series D Preferred Stock, determined by dividing the Liquidation Preference of such share of Series D Preferred Stock by the Conversion Price then in effect.

                  Conversion Payments. The term "Conversion Payments" shall have the meaning set forth in Section 4(a) below.

                  Conversion Price. The term "Conversion Price" shall initially mean $45.5083 and thereafter shall be subject to adjustment from time to time pursuant to the terms of Section 4 below. The Conversion Price shall be rounded to four decimal places.

                  Current Market Price. The term "Current Market Price" shall mean, with respect to any particular security on any date of determination, the average over the 20 Trading Days ending on the date immediately preceding the date of such determination of the last reported sale price, or, if no such sale takes place on any such day, the closing bid price, in either case as reported for consolidated transactions on the principal national securities exchange (including the Nasdaq National Market) on which such security is listed or admitted for trading; provided, however, that if any event that results in an adjustment of the Conversion Rate occurs during the period beginning on the first day of such 20-day period and ending on the date immediately preceding the date of determination, the Current Market Price as determined pursuant to the foregoing will be appropriately adjusted to reflect the occurrence of such event or, if such security is not listed on any exchange or admitted for trading on the Nasdaq Stock Market, the Current Market Price of such security shall be the last reported bid price for such security on the date preceding the date of such determination provided by a New York Stock Exchange member firm designated by the Corporation or, if no such member firm can provide such a bid price, as determined in good faith by a majority of the independent directors of the Corporation. In the event the Corporation elects to pay any Change of Control Payment in shares of Class A Common Stock or is required to pay cash to Holders of Series D Preferred Stock seeking to convert shares of Series D Preferred Stock at a time when an insufficient number of shares of Class A Common Stock are authorized for issuance, the Corporation is restricted by FCC rules from issuing shares of Class A Common Stock upon conversion of any shares of Series D Preferred Stock or in lieu of the issuance of a fractional share, the Current Market Price shall be determined on the basis of the average of the five Trading Days ending on and including the third Trading Day preceding the Change of Control Payment Date or the date of such conversion, as the case may be.

     Default. The term "Default" shall mean any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     Dividend Payment Date. The term "Dividend Payment Date" shall have the meaning set forth in Section 2(a) below.

     Dividend Period. The term "Dividend Period" shall mean the period from, and including, the Initial Issue Date to, but not including, the first Dividend Payment Date and thereafter, each quarterly period from, and including, the preceding Dividend Payment Date to, but not including the next Dividend Payment Date.

     Equity Interests. The term "Equity Interests" shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     Exchange Date. The term "Exchange Date" shall have the meaning set forth in Section 6(b) below.

     Exchange Notes. The term "Exchange Notes" shall mean the
Corporations's 6 1/2% Convertible Subordinated Exchange Notes due 2007 issuable in exchange for the Corporation's Series D Preferred Stock.

     Exchange Indenture. The term "Exchange Indenture" shall mean that certain indenture under which the Exchange Notes would be issued and which shall be substantially in the form attached as Annex A hereto.

                  Executive Officer. The term "Executive Officer" shall mean any officer of the Corporation that would be deemed to be an "executive officer" within meaning of the rules and regulations of the Securities and Exchange Commission.

     Exempt Issuances. The term "Exempt Issuances" shall have the meaning set forth in Section 4(i) below.

                  Existing MMR Indebtedness. The term "Existing MMR Indebtedness" shall mean all Indebtedness of MMR and its Subsidiaries in existence at the closing of the MMR Merger, until such amounts are repaid.

                  Fair Market Value. The term "Fair Market Value" shall be determined in accordance with Section 4(o) hereof.

                  GAAP. The term "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Initial Issue Date.

                  Guarantee. The term "Guarantee" shall mean a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  Holder. The term "Holder" shall mean the record holder of one or more shares of Series D Preferred Stock, as shown on the books and records of the Transfer Agent.

                  Hedging Obligations. The term "Hedging Obligations" shall mean, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                  Indebtedness. The term "Indebtedness" shall mean, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or payment obligations under an LMA or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

                  Initial Issue Date. The term "Initial Issue Date" shall mean the date that shares of Series D Preferred Stock are first issued by the Corporation.


                  Investments. The term "Investments" shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Corporation for consideration consisting of Common Equity shall not be deemed to be an Investment. If the Corporation or any Subsidiary of the Corporation sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Corporation such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Corporation, the Corporation shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed of.

                  Junior Securities. The term "Junior Securities" shall mean any class of stock ranking junior to the Series D Preferred Stock as to the payment of dividends and as to rights in liquidation, dissolution or winding up of the affairs of the Corporation. The Corporation's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are expressly defined and included as Junior Securities.

                  Lien. The term "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  Liquidated Damages. The term "Liquidated Damages" shall have the meaning assigned in the registration rights agreement dated May 31, 1996 among the Corporation, the Initial Purchasers (as defined in such agreement) and the other parties listed on the signature pages thereto, with respect to the Series D Preferred Stock, as the same is in effect on May 31, 1996.

                  Liquidation Preference. The term "Liquidation Preference" shall mean $50 per share of Series D Preferred Stock.

                  Local Marketing Agreement or LMA. The terms "Local Marketing Agreement" or "LMA" shall mean a local marketing arrangement, sale agreement, time brokerage agreement, management agreement or similar arrangement pursuant to which a Person, subject to customary preemption rights and other limitations (i) obtains the right to sell at least a majority of the advertising inventory of a radio station of which a third party is the licensee, (ii) obtains the right to broadcast programming and sell advertising time during a majority of the air time of a radio station or (iii) manages the selling operations of a radio station with respect to at least a majority of the advertising inventory of such station.



                  Management Termination Agreements. The term "Management Termination Agreements" shall mean each of (i) the termination agreement between the Corporation and R. Steven Hicks, dated April 15, 1996, and (ii) the employment agreement between the Corporation and D. Geoffrey Armstrong, effective April 15, 1996, in each case, as in effect on the Initial Issue Date.

                  Mandatory Redemption Date. The term "Mandatory Redemption Date" shall have the meaning set forth in Section 5(a) below.

                  Market Capitalization. The term "Market Capitalization" shall mean, as of any date, the product of the Current Market Price of the Class A Common Stock as of such date times the number of shares of Class A Common Stock outstanding as of such date.

                  MMR. The term "MMR" shall mean Multi-Market Radio, Inc., a Delaware corporation.

                  MMR Merger. The term "MMR Merger" means the merger of SFX Merger Company, a wholly-owned Subsidiary of the Corporation, with and into MMR, pursuant to which MMR will become a wholly-owned Subsidiary of the Corporation.

                  New Credit Agreement. The term "New Credit Agreement" shall mean that certain Credit Agreement to be entered into by and among the Corporation, the Corporation's Subsidiaries and the lenders party thereto, providing for $150.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, and other agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

                  Officers' Certificate. The term "Officers' Certificate" shall mean a certificate signed on behalf of the Corporation by two officers of the Corporation, one of whom must be the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the principal accounting officer of the Corporation that meets the requirements of Section 11 hereof.

                  Parity Securities. The term "Parity Securities" shall mean any class or series of stock of the Corporation authorized after the Initial Issue Date that is entitled to receive payment of dividends and to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Series D Preferred Stock.

                  Permitted Investments. The term "Permitted Investments" shall mean (a) any Investment in the Corporation or any Subsidiary of the Corporation; (b) any Investment in Cash Equivalents; (c) any Investment by the Corporation or any Subsidiary of the Corporation in a Person, if after such Investment (i) such Person becomes a Subsidiary of the Corporation or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Corporation or a Subsidiary of the Corporation; (d) any obligations or shares of Capital Stock received in connection with or as a result of a bankruptcy, workout or reorganization of the issuer of such obligations or shares of Capital Stock; (e) any Investment received involuntarily; (f) Investments in any Person (other than an Affiliate of the Corporation that is not also a Subsidiary of the Corporation) engaged in a Broadcast Business or an Advertising Business which Investments have an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, not to exceed $20.0 million and (g) other Investments in any Person (other than an Affiliate of the

Corporation that is not also a Subsidiary of the Corporation) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (g) that are at the time outstanding, not to exceed $15.0 million.

                  Principal. The term "Principal" shall mean Robert F.X. Sillerman.

                  Record Date. The term "Record Date" shall have the meaning set forth in Section 2(a) below.

                  Redemption Date. The term "Redemption Date" shall have the meaning set forth in Section 5(d) below.

                  Related Party. The term "Related Party" with respect to the Principal shall mean (A) any spouse or immediate family member (in the case of an individual) of the Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons (as defined in "Change of Control") beneficially holding an 80% or more controlling interest of which consist of the Principal and/or such other persons referred to in the immediately preceding clause (A).

                  Rights. The term "Rights" shall mean securities, rights, options or warrants entitling a holder thereof to subscribe for or purchase any shares of Class A Common Stock of the Corporation.

                  SCMC. The term "SCMC" shall mean Sillerman Communications Management Corporation, a Delaware corporation.

                  Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended.

                  Senior Securities. The term "Senior Securities" shall mean any class or series of stock of the Corporation authorized after the Initial Issue Date ranking senior to the Series D Preferred Stock in respect of the right to receive dividends and in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation.

                  SFX Merger Company. The term "SFX Merger Company" shall mean SFX Merger Company, a Delaware Corporation.



                  Shared Facilities Agreement. The term "Shared Facilities Agreement" shall mean the Shared Facilities Agreement between the Corporation and SCMC, as in effect on the Initial Issue Date.

                  Significant Subsidiary. The term "Significant Subsidiary" shall mean any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                  Subsidiary. The term "Subsidiary" shall mean, with respect to any person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or (b) the only general partners of which are such person or of one or more Subsidiaries of such person (or any combination thereof).

                  Trading Day. The term "Trading Day" with respect to either the Class A Common Stock or Series D Preferred Stock, as the case may be, shall mean any day on which any market (including, without limitation, any formal or informal over the counter market) in which the applicable security is then traded and in which a quoted price may be ascertained is open for business.

                  Transfer Agent. The term "Transfer Agent" shall mean the entity designated from time to time by the Corporation to act as the registrar and transfer agent for the Series D Preferred Stock.

                  Voting Stock. The term "Voting Stock" shall mean with respect to any specified Person, Capital Stock with voting power, under ordinary circumstances and without regard to the occurrence of any contingency, to elect the directors or other managers or trustees of such Person.

                  Voting Rights Trigger Event. The term "Voting Rights Trigger Event" shall have the meaning set forth in Section 7(b) below.

                  2.       Dividends.

                  (a) The Holders of shares of the Series D Preferred Stock shall be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative preferential dividends from the Initial Issue Date of the Series D Preferred Stock accruing at the rate per share of $3.25 per annum, or $0.8125 per quarter, payable quarterly in arrears on February 28, May 31, August 31 and November 30 in each year or, if any such date is not a Business Day, on the next succeeding business day (each, a "Dividend Payment Date"), to the Holders of record as of the immediately preceding February 15, May 15, August 15 and November 15 (each, a "Record Date"). Dividends will be payable in cash. The first dividend payment of $0.8125 per share of Series D Preferred Stock will be payable on August 31, 1996. Dividends payable on the Series D Preferred Stock will be computed on the basis of a 360-day year of twelve 30-day months and will be deemed to accrue on a daily basis. The Series D Preferred Stock will not be redeemable unless all dividends accrued through May 31, 1999 shall have been paid in cash.

                  (b) Dividends on the Series D Preferred Stock shall accrue whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the quarter to which they relate.

Accumulated unpaid dividends will bear interest at the rate of 6 1/2% per annum. The Corporation shall take all actions required or permitted under Delaware law to permit the payment of dividends on the Series D Preferred Stock.

                  (c) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series D Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividend upon, all outstanding shares of Series D Preferred Stock. Unless full cumulative dividends on all outstanding shares of Series D Preferred Stock due for all past Dividend Periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend (other than a dividend payable solely in shares of any Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (ii) no other distribution shall be made upon or any sum set apart for the payment of any distribution upon, any shares of Junior Securities; (iii) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities) by the Corporation or any of its Subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Corporation or any of its Subsidiaries. Holders of the Series D Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

                  3. Distributions Upon Liquidation, Dissolution or Winding
Up.

         Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Corporation's Capital Stock (a "reduction or decrease in capital stock"), each Holder of shares of the Series D Preferred Stock shall be entitled to payment out of the assets of the Corporation available for distribution of an amount equal to the Liquidation Preference per share of Series D Preferred Stock held by such Holder, plus accrued and unpaid dividends and Liquidated Damages (if any) to the date fixed for liquidation, dissolution, winding up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities, including, without limitation, Common Equity of the Corporation. After payment in full of the Liquidation Preference and all accrued dividends and Liquidated Damages (if any) to which Holders of Series D Preferred Stock are entitled, such Holders will not be entitled to any further participation in any distribution of assets of the Corporation. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more corporations will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding up of the business of the Corporation or reduction or decrease in capital stock.

                  4.       Conversion Rights.

                  (a) Each Holder of shares of Series D Preferred Stock shall have the right, at such Holder's option, to convert all or any portion of its shares of Series D Preferred Stock into shares of Class A Common Stock at any time, unless previously redeemed or repurchased, at the Conversion Rate calculated as of the close of business on the Conversion Date (subject to adjustment pursuant to this Section 4 and subject to the Corporation obtaining the approval of the Federal Communications Commission (the "FCC"), if required). In the event that an insufficient number of shares of Class A Common Stock are available for issuance or the Corporation is restricted by FCC rules from issuing shares of Class A Common Stock upon conversion of any shares of Series D Preferred Stock, the Corporation shall be required to pay to the Holder of each share of Series D Preferred Stock seeking to convert such share an amount per share of Class A Common Stock in cash equal to 110% of the Current Market Price of the Class A Common Stock as of the date of such conversion (the "Conversion Payments"). The right to convert a share of Series D Preferred Stock called for redemption or delivered for repurchase shall terminate at the close of business on the Redemption Date for such Series D Preferred Stock or the repurchase date, as the case may be.

                  (b) The right of conversion attaching to any share of Series
D Preferred Stock may be exercised by the Holder thereof by delivering the share of Series D Preferred Stock to be converted to the office of the Conversion Agent, accompanied by a duly signed and completed notice of conversion in form reasonably satisfactory to the Conversion Agent. The "Conversion Date" will be the date on which the share of Series D Preferred Stock and the duly signed and completed notice of conversion are so delivered. As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver to the Conversion Agent a certificate or certificates for the number of full shares of Class A Common Stock issuable upon conversion, together with payment in cash, determined as provided below, in lieu of any fraction of a share. Such certificate or certificates shall be delivered by the Conversion Agent to the appropriate Holder on a book-entry basis or by mailing certificates evidencing the additional shares to the Holders at their respective addresses set forth in the register of Holders maintained by the Transfer Agent. All shares of Class A Common Stock issuable upon conversion of the Series D Preferred Stock shall be fully paid and nonassessable and shall rank pari passu with the other shares of Class A
Common Stock outstanding from time to time. Any Series D Preferred Stock surrendered for conversion during the period from the close of business on any Record Date to the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment of an amount equal to the dividends payable on such Dividend Payment Date on the Series D Preferred Stock being surrendered for conversion. In the case of any Series D Preferred Stock that has been converted after any Record Date but before the next Dividend Payment Date, dividends that are payable on such Dividend Payment Date shall be payable on such DividendPayment Date notwithstanding such conversion, and such dividends shall be paid to the Holder of such Series D Preferred Stock on such Record Date. No other payment or adjustment for dividends, or for any dividends in respect of shares of Class A Common Stock, shall by made upon conversion. Holders of Class A Common Stock issued upon conversion shall not be entitled to receive any dividends payable to holders of Class A Common
Stock as of any record time before the close of business on the Conversion Date.

                  (c) The Corporation shall not issue a fractional share of Class A Common Stock upon conversion of Series D Preferred Stock. Instead the Corporation shall deliver a check for an amount equal to the applicable fraction of a share multiplied by the Current Market Price calculated as of the close of business on the Conversion Date, rounded to the nearest cent.

                  (d) A Holder delivering Series D Preferred Stock for conversion will not be required to pay any taxes or duties in respect of the issue or delivery of Class A Common Stock on conversion but will be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of the shares of Class A Common Stock in a name other than that of the Holder of the Series D Preferred Stock. Certificates representing shares of Class A Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid.

                  (e) The Corporation has reserved and shall continue to reserve out of its authorized but unissued Class A Common Stock or its Class A Common Stock held in treasury enough shares of Class A Common Stock to permit the conversion of at least 2,987,000 shares of Series D Preferred Stock in full and shall, as soon as practical, reserve and continue to reserve out of its authorized but unissued Class A Common Stock held in treasury enough shares of Class A Common Stock to permit the conversion of any other outstanding shares of Series D Preferred Stock in full, assuming, in each case, that such conversion took place at the Conversion Rate in effect on the Initial Issue Date (provided that such reservation shall be proportionally reduced as shares of Series D Preferred Stock are repurchased, redeemed, converted, exchanged or retired). All shares of Class A Common Stock that may be issued upon conversion of Series D Preferred Stock shall be fully paid and nonassessable. The Corporation shall take all commercially reasonable steps to comply with all securities laws regulating the offer and delivery of shares of Class A Common Stock upon conversion of Series D Preferred Stock and shall take all commercially reasonable steps to list such shares on each national securities exchange on which the Class A Common Stock is listed.

                  (f)      If the Corporation:

                         (i) pays a dividend (or makes a distribution) on its
Class A Common Stock in shares of its Class A Common Stock;

                         (ii) subdivides its outstanding shares of Class A
Common Stock into a greater number of shares;

                        (iii) combines its outstanding shares of Class A Common Stock into a smaller number of shares; or

                        (iv) issues any shares of its Capital Stock by reclassification of its Class A Common Stock;

then the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of each share of Series D Preferred Stock thereafter converted may receive the number of shares of capital stock of the Corporation that he would have owned immediately following such action if he had converted Series D Preferred Stock immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If, after an adjustment referred to in clauses (f)(i) through (iv) above, a Holder of Series D Preferred Stock upon conversion of it may receive shares of two or more classes of Capital Stock of the Corporation, then the Conversion Price shall be split into two or more components, as the case may be, and the Conversion Price of each class of Capital Stock shall thereafter be subject to adjustment on terms comparable to those applicable to Class A Common Stock in this Section 4(f).

                  (g) If the Corporation distributes any Rights to all holders of its Class A Common Stock entitling them to purchase shares of Class A Common Stock at a price per share that is less than the Current Market Price per share on the date of distribution of such Rights, the Conversion Price shall be adjusted in accordance with the formula:


                                     C' = C x ((O + ((N x P) / M)) / (O + N))

where:

                  C'       =        the adjusted Conversion Price.

                  C        =        the then current Conversion Price.

                  O        =        the number of shares of Class A Common
                                    Stock outstanding on the record date.

                  N        =        the number of additional shares of Class A
                                    Common Stock offered.

                  P        =        the offering price per share of the
                                    additional shares of Class A Common Stock.

                  M        =        the Current Market Price per share of
                                    Class A Common Stock on the record date.

The adjustment shall be made successively whenever any such Rights are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such Rights. If at the end of the period during which such Rights are exercisable, not all Rights shall have been exercised, the Conversion Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

                  (h) If the Corporation distributes to all holders of shares of its Class A Common Stock (i) any shares of any class of Capital Stock of the Corporation other than its Class A Common Stock, (ii) any evidence of indebtedness or other securities of the Corporation or any Subsidiary of the Corporation, or (iii) cash or any other assets of the Corporation (including securities, but excluding those dividends, Rights and distributions referred to above in this Section 4 and in Section 4(i) and Section 4(j), dividends and distributions paid exclusively in cash and distributions upon mergers or consolidations

GE>




to which Section 4(m) applies), the Conversion Price shall be adjusted in accordance with the formula:

                                              C' = C x ((M - F) / M)

where:

                  C'       =        the adjusted Conversion Price.

                  C        =        the then current Conversion Price.

                  M        =        the Current Market Price per share of
                                    Class A Common Stock on the record date
                                    mentioned below.

                  F        =        the fair market value on the record date
                                    of the Capital Stock, indebtedness, other securities, cash or other assets distributed per share of Class A Common
                                    Stock.

The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

                  (i) If the Corporation issues shares of Class A Common Stock for a consideration per share less than the Current Market Price per share on the date the Corporation issues such additional shares, the Conversion Price shall be adjusted in accordance with the formula:

                                           C' = C x ((O + (P / M)) / A)

where:

                  C'       =        the adjusted Conversion Price.

                  C        =        the then current Conversion Price.

                  O = the number of shares of Class A Common Stock outstanding immediately prior to the issuance of such additional shares.

                  P        =        the aggregate consideration received for the
                                    issuance of such additional shares.

                  M        =        the Current Market Price per share on
                                    the date of issuance of such additional
                                    shares.

                  A        =        the number of shares Class A Common
                                    Stock outstanding immediately after the
                                    issuance of such additional shares.

                  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. This Section 4(i) does not apply to (i) any transaction or issuance described in Section 4(g) or 4(h) above or Section 4(j) below, (ii) the conversion of Series D Preferred Stock or the conversion, exchange or exercise of securities issued in transactions that were subject to Sections 4(g) or 4(h) above, (iii) Class A Common Stock issued to the Corporation's employees under bona fide employee benefit plans adopted by the Board of Directors of the Corporation and approved by the holders of Class A Common Stock when required by law, (iv) Class A Common Stock issued in the MMR Merger or to acquire, or in the acquisition of, all or any portion of a business as a going concern, in an arm's-length transaction between the Corporation and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, (v) Class A Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting or (vi) Class A Common Stock issued to lenders or bond purchasers that are unaffiliated third parties in any financing transaction on arm's-length terms (collectively, "Exempt Issuances").

                  (j) If the Corporation issues any Rights (other than Series D Preferred Stock or securities issued in transactions described in Section 4(g) or Section 4(h)) and for a consideration per share of Class A Common Stock initially deliverable upon conversion, exchange or exercise of such Rights that is less than the Current Market Price per share on the date of issuance of such Rights, the Conversion Price shall be adjusted in accordance with the formula:

                                        C' = C x ((O + (P / M)) / (O + D))

where:

                  C'       =        the adjusted Conversion Price.

                  C        =        the then current Conversion Price.

                  O        =        the number of shares of Class A Common
                                    Stock outstanding immediately prior to the issuance of such Rights.

                  P        =        the aggregate consideration received for
                                    the issuance of such Rights plus the
                                    aggregate consideration payable upon
                                    exercise of all such Rights.

                  M        =        the Current Market Price per share of
                                    Class A Common Stock on the date of
                                    issuance of such securities.

                  D        =        the maximum number of shares deliverable
                                    upon conversion or in exchange for or upon exercise of such Rights at the initial conversion, exchange or exercise rate.

                  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Class A Common Stock

APITAL PRINTING SYSTEMS]
deliverable upon conversion, exchange or exercise of such Rights has not been issued when such Rights are no longer outstanding, then the Conversion Price shall promptly be readjusted to the Conversion Price that would then be in effect had the adjustment upon the issuance of such Rights been made on the basis of the actual number of shares of Class A Common Stock issued upon conversion, exchange or exercise of such Rights. This Section 4(j) does not apply to any transaction that would be an Exempt Issuance if shares of Class A Common Stock were issued instead of Rights.

                  (k) In case the Corporation or any of its Subsidiaries shall, by dividend or otherwise, make distributions exclusively in cash (excluding any cash that is distributed upon a merger or consolidation to which Section 4(m) applies or as part of a distribution referred to in Section 4(h)) to all the holders of its Class A Common Stock in an aggregate amount that, combined together with (i) the aggregate amount of all other such all-cash distributions to all holders of its Class A Common Stock made within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this Section 4(k) or Section 4(l) has been made and (ii) the aggregate of any cash plus the fair market value of other consideration payable in respect of any tender or exchange offer or other stock repurchase program by the Corporation or any of its Subsidiaries for all or any portion of the Class A Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this Section 4(k) or Section 4(l) has been made, exceeds 10% of the Corporation's Market Capitalization on the record date for such distribution then, and in each such case, immediately after the close of business on such date of such determination, the Conversion Price shall be adjusted in accordance with the formula:

                                              C' = C x ((M - E) / M)

where:

                  C'       =        the adjusted Conversion Price.

                  C        =        the then current Conversion Price.

                  M        =        the Current Market Price per share of
                                    Class A Common Stock on the date fixed for determination times the number of shares of Class A Common Stock outstanding on such date.

                  E        =        the total of such combined amount.

                  (l) In the case of the consummation of a tender offer, exchange offer (other than an odd-lot offer) or other stock repurchase program made by the Corporation or any Subsidiary thereof for all or any portion of the Class A Common Stock involving the payment by the Corporation or such Subsidiary of an aggregate consideration that, together with (i) any cash or other consideration payable in a tender offer, exchange offer or other stock repurchase program by the Corporation or any of its Subsidiaries for Class A Common Stock consummated within 12 months preceding the consummation of such tender offer, exchange offer or other stock repurchase program (the "Expiration Time") in respect of which no adjustment has been made pursuant to this Section

4(l) or Section 4(k) and (ii) the aggregate amount of all such all-cash distributions referred to in Section 4(k) above to all holders of Class A Common Stock within the 12 months preceding such Expiration Time in respect of which no adjustments have been made, exceeds 10% of the Corporation's Market Capitalization as of the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced in accordance with the formula:

                                              C' = C x ((M - E) / N)

where:

                  C'       =        the adjusted Conversion Price.

                  C        =        the then current Conversion Price.

                  M        =        the Current Market Price per share of
                                    Class A Common Stock on the Trading Day
                                    next succeeding the Expiration Time times the number of shares of Class A Common
                                    Stock outstanding at the Expiration Time
                                    (including any tendered, exchanged or
                                    purchased shares).

                  N        =        The Current Market Price per share of
                                    Class A Common Stock on the Trading Day
                                    next succeeding the Expiration Time times the number of shares of the Class A Common
                                    Stock outstanding at the Expiration Time
                                    (less any shares purchased in such tender offer, exchange offer or other stock repurchase program).

                  E        =        the total of such combined amount.

                  The reduction shall become effective immediately prior to the opening of business on the day following the Expiration Time.

                  (m) In case of any consolidation, amalgamation, arrangement or merger of the Corporation with or into another Person or any merger of another Person with or into the Corporation (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of any class or series of the Common Equity), or in case of any sale or transfer of all or substantially all of the assets of the Corporation, each share of Series D Preferred Stock then outstanding will, without the consent of the Holder of any Series D Preferred Stock, become convertible only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a Holder of the number of shares of Class A Common Stock (and other securities, if applicable) into which such Series D Preferred Stock was convertible immediately prior thereto (assuming such holder of Class A Common Stock (and other securities, if applicable) failed to exercise any rights of election and that such Series D Preferred Stock was then convertible).

                  (n) In addition, in the event that any other transaction or event occurs as to which the foregoing conversion price adjustment provisions are not strictly applicable but the failure to make any adjustment would adversely affect the conversion rights represented by the Series D Preferred Stock in accordance with the essential intent and principles of such provisions, then, in each such case, either (i) the Corporation shall appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or material indirect financial interest in the Corporation or any of its Subsidiaries, who has not been, and, at the time it is called upon to give independent financial advice to the Corporation, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of the Corporation or any of its Subsidiaries, which will give their opinion upon or (ii) the Board of Directors shall determine, consistent with the Board of Directors' fiduciary duties to the Corporation's stockholders, the adjustment, if any, on a basis consistent with the essential intent and principles established in the foregoing conversion price adjustment provisions, necessary to preserve, without dilution, the conversion rights represented by the Series D Preferred Stock. Upon receipt of such opinion or determination, the Corporation shall promptly mail a copy thereof to the Holders of the Series D Preferred Stock and will make the adjustments described therein.

                  (o) For purposes of any computation respecting consideration received pursuant to a transaction described or contemplated by this Section 4, the following shall apply:

                           (i) in the case of the issuance of shares of Class A Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Corporation for any underwriting of the issue or otherwise in connection therewith;

                           (ii) in the case of the issuance of shares of Class A Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof (irrespective of the accounting treatment thereof);

                           (iii) whenever this Certificate of Designations calls for the determination of "fair market value," such fair market value shall be determined in good faith by the Board of Directors of the Corporation and as evidenced by a written resolution thereof; and

                           (iv) in the case of the issuance of Rights, the aggregate consideration received therefor shall be deemed to be the consideration received by the Corporation for the issuance of such Rights plus the additional minimum consideration, if any, to be received by the Corporation upon the conversion or exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in this Section 4(o)).

                  (p) No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest one hundredth of a cent or to the nearest 1/1000th of a share, as the case may be.

                  (q) No adjustment in the Conversion Price need be made under this Section 4 for (i) rights to purchase Class A Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest, or (ii) any change in the par value or no par value of the Class A Common Stock, and in no event shall any adjustment made under this Section 4 that would reduce the Conversion Price below the par value of the Class A Common Stock. If an adjustment is made to the Conversion Price upon the establishment of a record date for a distribution subject to Sections 4(g) or 4(h) above and if such distribution is subsequently cancelled, the Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors of the Corporation determines to cancel such distribution, to the Conversion Price that would have been in effect if such record date had not been fixed. No adjustment in the Conversion Price need be made under Sections 4(g) and 4(h) above if the Corporation issues or distributes to each Holder of Series D Preferred Stock the shares of Class A Common Stock, evidences of indebtedness, assets or Rights referred to in those Sections that each Holder would have been entitled to receive had the Series D Preferred Stock been converted into Class A Common Stock prior to the happening of such event or the record date with respect thereto.

                  (r) The Corporation shall provide to Holders of Series D Preferred Stock reasonable notice of any event that would result in an adjustment to the Conversion Price pursuant to any of the adjustments in this
Section 4 so as to permit the Holders to effect a conversion of shares of Series D Preferred Stock into shares of Class A Common Stock prior to the occurrence of such event. The Corporation shall file with the Transfer Agent a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Subject to Section 4(v) below, the certificate shall be conclusive evidence that the adjustment is correct.

                  (s) The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 Business Days and if the reduction is irrevocable during the period, but in no event may the Conversion Price be less than the par value of a share of Class A Common Stock. Whenever the Conversion Price is reduced, the Corporation shall mail to holders of Series D Preferred Stock a notice of the reduction. The Corporation shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced conversion price takes effect. The notice shall state the reduced conversion price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Sections 4(f), 4(g), 4(h), 4(i), 4(j), 4(k) and 4(l) above.

                  (t)      If:

                           (i) the Corporation takes any action which would require an adjustment in the Conversion Price pursuant to Section 4(g) or 4(h) above, or clause (iv) of Section 4(f) above;

                           (ii) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Corporation must approve the transaction; or

                          (iii) there is a dissolution or liquidation of the Corporation;

a holder of Series D Preferred Stock may want to convert such stock into shares of Class A Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Class A Common Stock on that date may receive. Therefore, the Corporation shall mail to such holders, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least ten days before such date. Failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (i), (ii) or
(iii) of this Section 4(t).

                  (u) In any case in which this Section 4 shall require that an adjustment as a result of any event become effective from and after a record date, the Corporation may elect to defer until after the occurrence of such event (i) the issuance to the holder of any shares of Series D Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Class A Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment and (ii) a check for any remaining fractional shares of Class A Common Stock as provided in Section 4(c) above.

                  (v) Except as provided in the immediately following sentence, any determination that the Corporation or its Board of Directors must make pursuant to this Section 4 shall be conclusive. Whenever the Corporation or its Board of Directors shall be required to make a determination under this Section 4, such determination shall be made in good faith and may be challenged in good faith by the Holders of a majority of the outstanding shares of Series D Preferred Stock (with shares held by the Corporation or any of its Affiliates not being considered to be outstanding for this purpose), and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Corporation and acceptable to such Holders of Series D Preferred Stock. If such investment banking firm resolves that the adjustment should have been more favorable to the Holders, the Corporation shall bear the costs of such firm and if such investment banking firm resolves that such determination was correct or should have been less favorable to the Holders, the Holders challenging such determination shall bear the costs of such firm.

                  (w) All shares of Series D Preferred Stock converted pursuant to this Section 4 shall be retired and shall be restored to the status of authorized and unissued shares of convertible exchangeable preferred stock, without designation as to series and may thereafter be reissued as shares of any series of convertible exchangeable preferred stock other than Series D Preferred Stock.

                  (x) The Corporation shall not pay any dividend or make any distribution to, or on behalf of the holders of any class or series of Common Stock unless the holders of Class A Common Stock share therein on an equal share for share basis.

                  (y) Overdue Conversion Payments shall bear interest at the rate of 6 1/2% per annum.

                  (z) Commencing on the earlier of (i) the consummation of the MMR Merger or (ii) December 31, 1996, the Corporation shall use its best efforts to secure all necessary consents and approvals, if any, and make all necessary filings (including, without limitation, consents and approvals of and filings with the FCC) and take all other commercially reasonable steps to permit conversion of the Series D Preferred Stock in accordance with the terms in this Section 4.

                  (aa) Except as set forth in this Section 4, none of the adjustments described in this Section 4 shall duplicate adjustments previously made or made simultaneously pursuant to other subsections of this Section 4, or otherwise double count any transaction.

                  5.       Redemption by the Corporation

                  (a) On May 31, 2007 (the "Mandatory Redemption Date"), the Corporation shall redeem (subject to the legal availability of funds therefor) all outstanding shares of Series D Preferred Stock at a price in cash equal to the Liquidation Preference thereof, plus accrued and unpaid dividends and Liquidated Damages (if any) to the date of redemption.

                  (b) The Series D Preferred Stock may not be redeemed at the option of the Corporation on or prior to June 1, 1999. The Series D Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation on or after June 1, 1999, at the Applicable Redemption Price.

                  (c) In case of redemption of less than all of the shares of Series D Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot as determined by the Corporation in its sole discretion.

                  (d) Notice of any redemption shall be sent by or on behalf of the Corporation not more than 60 days nor less than 30 days prior to the date specified for redemption in such notice (including the Mandatory Redemption Date, the "Redemption Date"), by first class mail, postage prepaid, to all Holders of record of the Series D Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series D Preferred Stock except as to the Holder to whom the Corporation has failed to give notice or except as to the Holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series D Preferred Stock may be listed or admitted to trading, such notice shall state: (i) whether such redemption is being made pursuant to the optional or the mandatory redemption provisions hereof; (ii) the Redemption Date; (iii) the Applicable Redemption Price; (iv) the number of shares of Series D Preferred to be redeemed and, if less than all shares held by such Holder are to be redeemed, the number of such shares to be redeemed; (v) the place or places where certificates for such shares are to be surrendered for payment of the Applicable Redemption Price, including any procedures applicable to redemptions to be accomplished through book-entry transfers; (vi) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; (vii) the Conversion Price; (viii) that Series D Preferred Stock called for redemption may be converted at any time before the close of business on the Redemption Date; and (ix) that Holders of Series D

Preferred Stock must satisfy the requirements of Section 4(b) above if such Holders desire to convert such shares. Upon the mailing of any such notice of redemption, the Corporation shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

                  (e) If notice has been mailed in accordance with Section 5(d) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the Holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of the Series D Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series D Preferred Stock, and all rights of the Holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Applicable Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Applicable Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the Holder thereof.

                  (f) Any funds deposited with a bank or trust company for the purpose of redeeming Series D Preferred Stock shall be irrevocable except that:

                           (i) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the Holders of any shares redeemed shall have no claim to such interest or other earnings; and

                           (ii) any balance of monies so deposited by the Corporation and unclaimed by the Holders of the Series D Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the Holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

                  (g) No Series D Preferred Stock may be redeemed except with funds legally available for the purpose. The Corporation shall take all actions required or permitted under Delaware Law to permit any such redemption.

                  (h) Notwithstanding the foregoing provisions of this
Section 5, unless the full cumulative dividends on all outstanding shares of Series D Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Series D Preferred Stock shall be redeemed unless all outstanding shares of Series D Preferred Stock are simultaneously redeemed.

                  (i) All shares of Series D Preferred Stock redeemed pursuant to this Section 5 shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than shares of Series D Preferred Stock.

                  6.       Exchange.

                  (a) On any Dividend Payment Date, the Corporation may, at its option, exchange all but not less than all of the outstanding shares of Series D Preferred Stock for Exchange Notes; provided that the Corporation shall not be entitled to make the exchange if a default under the Exchange
Note Indenture or any other instrument or agreement governing Indebtedness of the Corporation or any of its Subsidiaries would result from the exchange. Holders of shares of Series D Preferred Stock shall be entitled to receive $50 in principal amount of Exchange Notes for each $50 of Liquidation Preference of Series D Preferred Stock held by such Holder at the time of the exchange, plus cash in amount equal to all accrued and unpaid dividends and Liquidated Damages (if any) thereon to the Exchange Date.

                  (b) The Exchange Notes shall be issuable in all appropriate denominations. Notice of the intention to exchange shall be sent by or on behalf of the Corporation not more than 60 days nor less than 30 days prior to the date fixed for the exchange (the "Exchange Date"), by first class mail, postage prepaid, to all Holders of record of the Series D Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the exchange of any shares of Series D Preferred Stock except as to the Holder to whom the Corporation has failed to give notice or except as to the Holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series D Preferred Stock may be listed or admitted to trading, such notice shall state:
(i) the Exchange Date; (ii) the place or places where certificates for such shares are to be surrendered for exchange, including any procedures applicable to exchanges to be accomplished through book-entry transfers; and (iii) that dividends on the shares of Series D Preferred Stock to be exchanged will cease to accrue on the Exchange Date. Prior to giving the notice of intention to exchange, the Corporation shall execute and deliver with a bank or trust company, with capital, surplus and undivided profits of not less than $100,000,000, selected by the Corporation, and qualify under the Trust Indenture Act of 1939, as amended, the Exchange Indenture with such changes as would not adversely affect any of the voting powers, preferences and relative, participating, optional and other special rights of any holders of Series D Preferred Stock as may be required by law or usage.

                  (c) A Holder delivering Series D Preferred Stock for exchange will not be required to pay any taxes or duties in respect of the issue or delivery of Exchange Notes on exchange but will be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of the Exchange Notes in a name other than that of the Holder of the Series D Preferred Stock. Certificates representing Exchange Notes will not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid.

                  (d) If notice of any exchange has been properly given, and if on or before the Exchange Date the Exchange Notes have been duly executed and authenticated and an amount in cash equal to all accrued and unpaid dividends and Liquidated Damages (if any) thereon to the Exchange Date has been deposited with the Transfer Agent, then on or after the close of business on the Exchange Date, the shares of Series D Preferred to be exchanged will no longer be deemed to be outstanding and may thereafter be issued in the same manner as the other authorized but unissued convertible exchangeable preferred stock, but not as Series D Preferred Stock, and all rights of the Holders thereof as stockholders of the Corporation will cease, except the right of the Holders to receive upon surrender of their certificates the Exchange Notes and all accrued and unpaid dividends and Liquidated Damages (if any) thereon to the Exchange Date.

                  (e) As a condition to the exercise of the exchange rights described in this Section 6, the Corporation shall deliver an opinion to the Trustee as to the due authorization, execution, delivery and enforceability of both the Exchange Notes and the Exchange Note Indenture.

                  7.       Voting Rights.

                  (a) The Holders of record of shares of Series D Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 7 or as otherwise provided by law.

                  (b)      If and upon:

                           (i) the accumulation of accrued and unpaid dividends on the outstanding Series D Preferred Stock in an amount equal to six (6) full quarterly dividends (whether or not consecutive);

                           (ii) the failure of the Corporation to satisfy any mandatory redemption or repurchase obligation (including, without limitation, pursuant to any required Change of Control Offer) with respect to the Series D Preferred Stock;

                           (iii) the failure of the Corporation to make a Change of Control Offer on the terms and in accordance with the provisions described below in Section 8 hereof;

                           (iv) the failure of the Corporation to honor its obligations with respect to any share of Series D Preferred Stock upon conversion thereof pursuant to Section 4 hereof; or

                           (v) the failure of the Corporation to comply with any of the other covenants or agreements set forth in this Certificate of Designations and the continuance of such failure for 60 consecutive days or more (each of the events described in clauses 7(b)(i) through (v) being referred to herein as a "Voting Rights Trigger Event");

then the authorized number of members of the Corporation's Board of Directors will be immediately and automatically increased by two, and the Holders of a majority of the outstanding shares of Series

D Preferred Stock, voting separately as a class, shall be entitled to elect two directors of the Corporation.

                  (c) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the Holders of Series D Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the Holders of Series D Preferred Stock. Such right of the Holders of Series D Preferred Stock to elect directors may be exercised until (i) all dividends in arrears shall have been paid in full and (ii) all other Voting Rights Trigger Events have been cured or waived, at which time the right of the Holders of Series D Preferred Stock to elect such number of directors shall cease, the term of such directors previously elected shall thereupon terminate, and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any such future dividend default or defaults or any such failure to make redemption payments.


                  (d) At any time when such voting right shall have vested in the Holders of Series D Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of Holders of record of 10% or more of the Series D Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of Holders of Series D Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the Holders of record of 10% of the shares of Series D Preferred Stock then outstanding may designate in writing a Holder of Series D Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Corporation or, if none, at a place designated by such Holder. Any Holder of Series D Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

                  (e) If the directors so elected by the Holders of Series D Preferred Stock shall cease to serve as a director before his term shall expire, the Holders of Series D Preferred Stock then outstanding may, at a special meeting of the Holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

                  (f) The Corporation shall not, without the affirmative vote or consent of the Holders of a majority of the then outstanding shares of Series D Preferred Stock (with shares held by the Corporation or any of its Affiliates not being considered to be outstanding for this purpose):

                           (i) authorize, create (by way of reclassification or otherwise) or issue any Parity Securities, or any obligation or security convertible into or evidencing the right to purchase any Parity Securities; or

                           (ii) amend or otherwise alter its Certificate of Incorporation in any manner that adversely affects the rights of Holders of Series D Preferred Stock or the holders of Class A Common Stock.

                  (g) Without the consent of each Holder affected, an amendment or waiver may not (with respect to any shares of Series D Preferred Stock held by a non-consenting Holder):

                           (i) alter the voting rights with respect to the Series D Preferred Stock or reduce the number of shares of Series D Preferred Stock whose Holders must consent to an amendment, supplement or waiver;

                           (ii) reduce the Liquidation Preference of or change the Mandatory Redemption Date of any share of Series D Preferred Stock or alter the provisions with respect to the redemption of the Series D Preferred Stock (other than provisions relating to the covenant described above in Section 8 hereof);

                           (iii) reduce the rate of or change the time for payment of dividends on any share of Series D Preferred Stock;

                           (iv) waive a default or event of default in the payment of dividends or Liquidated Damages (if any) on the Series D Preferred Stock;

                           (v) make any share of Series D Preferred Stock payable in money other than that stated in this Certificate of Designations;

                          (vi) make any change in the provisions of this Certificate of Designations relating to waivers of the rights of Holders of Series D Preferred Stock to receive the Liquidation Preference, dividends or Liquidated Damages (if any) on the Series D Preferred Stock;

                           (vii) waive a redemption payment with respect to any share of Series D Preferred Stock (other than a payment required by the covenant described above in Section 8 hereof); or

                           (viii) make any change in the foregoing amendment and waiver provisions.

                  (h) The Corporation shall not, without the consent of at least 66 2/3% of the then outstanding shares of Series D Preferred Stock (with shares held by the Corporation or its Affiliates not being considered to be outstanding for this purpose), authorize, create (by way of reclassification or otherwise) or issue any Senior Securities or any obligation or security convertible or exchangeable into or evidencing a right to purchase, shares of any class or series of Senior Securities.

                  (i) In addition, any amendment to the provisions of Section 8 hereof (including the related definitions) will require the consent of the Holders of at least 75% of the shares of Series D Preferred Stock then outstanding (with shares held by the Corporation or its Affiliates not being considered to be outstanding for this purpose) if such amendment would adversely affect the rights of Holders of Series D Preferred Stock.

                  (j) The Corporation in its sole discretion may without the vote or consent of any Holders of the Series D Preferred Stock amend or supplement this Certificate of Designations:

                           (i)      to cure any ambiguity, defect or
            inconsistency;

                           (ii) to provide for uncertificated Series D Preferred Stock in addition to or in place of certificated Series D Preferred Stock; or

                           (iii) to make any change that would provide any additional rights or benefits to the Holders of the Series D Preferred Stock or that does not adversely affect the legal rights or benefits under this Certificate of Designations of any such Holder.

                  8.       Special Conversion Rights; Change of Control.

                  (a) Upon the occurrence of a Change of Control, each Holder of Series D Preferred Stock shall have the right to require the Corporation to repurchase all or any part of such Holder's shares of Series D Preferred Stock (a "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate Liquidation Preference thereof plus accrued and unpaid dividends and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment").


                  (b) The Corporation may, at its option, in lieu of paying the Change of Control Payment in cash, pay the Change of Control Payment in shares of Class A Common Stock valued at 95% of the Current Market Price of the Class A Common Stock determined solely on the basis of the five trading days ending on and including the third trading day preceding the Change of Control Payment Date; provided that the payment may not be made in shares of Class A Common Stock unless such shares are listed on a United States national securities exchange or traded on the Nasdaq National Market at the time of payment.

                  (c) The Change of Control Offer shall include all instructions and materials necessary to enable Holders to tender their shares of Series D Preferred Stock.

                  (d) The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the shares of Series D Preferred Stock as a result of a Change of Control.

                  (e) Within 30 days following any Change of Control, the Corporation shall mail a notice to each Holder stating:

                           (i) that the Change of Control Offer is being made pursuant to this Section 8 and that all shares of Series D Preferred Stock tendered will be accepted for payment;

                           (ii) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                           (iii) that any share of Series D Preferred Stock not tendered will continue to accrue dividends;

                           (iv) that, unless the Corporation fails to pay the Change of Control Payment, all shares of Series D Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Payment Date;

                           (v) that Holders electing to have any shares of Series D Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender the shares of Series D Preferred Stock, with the form entitled "Option of Holder to Elect Purchase" which shall be included with the Notice of Change of Control completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                           (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Series D Preferred Stock delivered for purchase, and a statement that such Holder is withdrawing his election to have such shares purchased; and

                           (vii) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to pro forma historical financial information after giving effect to such Change of Control and information regarding the Person or Persons acquiring control).

                  (f) On the Change of Control Payment Date, the Corporation shall, to the extent lawful, (i) accept for payment all shares of Series D Preferred Stock properly tendered pursuant to the Change of Control Offer,
(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all shares of Series D Preferred Stock so tendered and
(iii) deliver or cause to be delivered to the Transfer Agent shares of Series D Preferred Stock so accepted together with an Officers' Certificate stating the aggregate Liquidation Preference of the shares of Series D Preferred Stock or portions thereof being purchased by the Corporation. The Paying Agent shall promptly mail to each Holder of Series D Preferred Stock so tendered the Change of Control Payment for such Series D Preferred Stock and the Transfer Agent will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new certificate representing the shares of Series D Preferred Stock equal in Liquidation Preference amount to any unpurchased portion of the shares of Series D Preferred Stock surrendered, if any. The Corporation shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (g) Prior to complying with the provisions of this
Section 8, but in any event within 90 days following a Change of Control, the Corporation shall either repay all outstanding Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Indebtedness to permit the repurchase of Series D Preferred Stock required by this Section 8. The Corporation will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (h) The Corporation shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 8 applicable to a Change of Control Offer made by the Corporation and purchases all shares of Series D Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

                  9.       Certain Covenants.

                  (a) Transactions with Affiliates. The Corporation shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Corporation or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Corporation or such Subsidiary with an unrelated Person and (ii) the Corporation delivers to the Holders (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause
(i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors that are disinterested as to such Affiliate Transaction and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (1) transactions between or among the Corporation and/or its wholly-owned Subsidiaries, (2) the MMR Merger and transactions and agreements specifically contemplated by the Agreement and Plan of Merger among the Corporation, SFX Merger Company and MMR as in effect on the Initial Issue Date, (3) the redemption or repurchase of the Existing MMR Indebtedness, (4) transactions and agreements specifically contemplated by the Termination and Assignment Agreement between the Corporation and SCMC as in effect on the Initial Issue Date, (5) payments required by the terms of the joint lease among the Corporation, SCMC and the landlord thereunder for the Corporation's corporate headquarters located at 150 East 58th Street, New York, New York and any agreements directly related thereto, in each case, as the same are in effect on the Initial Issue Date,
(6) the payment of any dividend or the issuance of the Exchange Notes in exchange for the Series D Preferred Stock, provided that such dividends are paid on a pro rata basis and the Exchange Notes are issued in accordance with the terms of Section 6 hereof, (7) payments made by the Corporation to SCMC for the facilities maintenance and other services and reimbursements pursuant to the Shared Facilities Agreement, (8) payments by the Corporation pursuant to the Management Termination Agreements and (9) any Permitted Investments, in each case, shall not be deemed to be Affiliate Transactions.

                  (b) Payments for Consent. Neither the Corporation nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of dividend or other distribution, fee or otherwise, to any Holder of any Series D Preferred Stock for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Certificate of Designations or the Series D Preferred Stock unless such consideration is offered to be paid and is paid to all Holders of the Series D Preferred Stock that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                  (c)      Reports.

                           (i) Whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any shares of Series D Preferred Stock are outstanding, the Corporation shall furnish to the Holders of Series D Preferred Stock (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Corporation were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Corporation's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Corporation were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Corporation shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any Series D Preferred Stock remains outstanding, the Corporation shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                           (ii) The Corporation shall deliver to the Holders, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Corporation and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Corporations has kept, observed, performed and fulfilled its obligations under this Certificate of Designations and further stating, as to each such officer signing such certificate, that to the best of his or her knowledge the Corporation has kept, observed, performed and fulfilled each and every covenant contained in this Certificate of Designations and is not in default in the performance or observance of any of the terms, provisions and conditions of this Certificate of Designations (or, if any such default shall have occurred, describing all such defaults of which he or she may have knowledge and what action the Corporation is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the Liquidation Preference of or dividends, if any, on the Series D Preferred Stock is prohibited or if such event has occurred, a description of the event and what action the Corporation is taking or proposes to take with respect thereto.

                           (iii) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to
         Section 9(c)(i) above shall be accompanied by a written statement of the Corporation's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Corporation has violated any provisions of this Certificate of Designations or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                           (iv) The Corporation shall, so long as any of the shares of Series D Preferred Stock are outstanding, deliver to the Holders, forthwith upon any Executive Officer of the Corporation becoming aware of any default under this Certificate of Designations, an Officers' Certificate specifying such default and what action the Corporation is taking or proposes to take with respect thereto.

                  (d) Conflicts with By-laws. If any provisions of the Corporation's By-laws conflict in any way with this Certificate of Designations, the Corporation shall, so long as any of the shares of Series D Preferred Stock are outstanding, take all necessary actions to amend such By-laws and thereby resolve the conflict.

                  10.      Payment and Conversion.

                  (a) All amounts payable in cash with respect to the Series D Preferred Stock shall be payable in United States dollars at the office or agency of the Corporation maintained for such purpose within the City and State of New York or, at the option of the Corporation, payment of dividends and Liquidated Damages (if any) may be made by check mailed to the Holders of the Series D Preferred Stock at their respective addresses set forth in the register of Holders of Series D Preferred Stock maintained by the Transfer Agent, provided that all cash payments with respect to the Global Shares (as defined below) and shares of Series D Preferred Stock the Holders of which have given wire transfer instructions to the Corporation will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Unless otherwise designated by the Corporation, the Corporation's office or agency in New York shall be the office of the Paying Agent maintained for such purpose.

                  (b) Any payment on the Series D Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date.

                  (c) The Corporation has initially appointed the Transfer Agent to act as the Paying Agent and Conversion Agent. The Corporation may at any time terminate the appointment of any Paying Agent or Conversion Agent and appoint additional or other Paying Agents and Conversion Agents, provided that until the Series D Preferred Stock has been delivered to the Corporation for cancellation, or moneys sufficient to pay the Liquidation Preference and accrued dividends and Liquidated Damages (if any) on the Series D Preferred Stock have been made available for payment and either paid or returned to the Corporation as provided in this Certificate of Designations, it shall maintain an office or agency in the Borough of Manhattan, The City of New York for surrender of Series D Preferred Stock for conversion.

                  (d) Dividends payable on the Series D Preferred Stock on any redemption date or repurchase date that is a Dividend Payment Date will be paid to the Holders of record as of the immediately preceding Record Date.

                  (e) All moneys deposited with any Paying Agent or then held by the Corporation in trust for the payment of the Liquidation Preference and dividends or Liquidated Damages (if any) on any shares of Series D Preferred Stock which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to the Corporation, and the Holder of such shares of Series D Preferred Stock will thereafter look only to Corporation for payment thereof.

                  11.      Officers' Certificate.

                  Each Officers' Certificate provided for in this Certificate of Designations shall include:

                  (a) a statement that the officer making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such officer, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such officer, such condition or covenant has been satisfied.

                  12.      Exclusion of Other Rights.

                  Except as may otherwise be required by law, the shares of Series D Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations (as such Certificate of Designations may be amended from time to time) and in the Certificate of Incorporation. The shares of Series D Preferred Stock shall have no preemptive or subscription rights.

                  13.      Headings of Subdivisions.

                  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                  14.      Severability of Provisions.

                  If any voting powers, preferences and relative, participating, optional and other special rights of the Series D Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series D Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series D Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series D Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series D Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

                  15.      Form of Securities.

                  (a) The Series D Preferred Stock shall initially be issued in the form of one or more Global Preferred Shares (the "Global Shares"). The Global Shares shall be deposited on the Initial Issue Date with, or on behalf of, The Depository Trust Company (the "Depository") and registered in the name of Cede & Co., as nominee of the Depository (such nominee being referred to as the "Global Share Holder").

                  (b) So long as the Global Share Holder is the registered owner of any Series D Preferred Stock, the Global Share Holder will be considered the sole Holder under this Certificate of Designations of any shares of Series D Preferred Stock evidenced by the Global Shares. Beneficial owners of shares of Series D Preferred Stock evidenced by the Global Shares shall not be considered the owners or Holders thereof under this Certificate of Designations for any purpose. The Corporation shall not have any responsibility or liability for any aspect of the records of the Depositary relating to the Series D Preferred Stock.

                  (c) Payments in respect of the Liquidation Preference, dividends and Liquidated Damages (if any) on any Series D Preferred Stock registered in the name of the Global Share Holder on the applicable record date shall be payable by the Corporation to or at the direction of the Global Share Holder in its capacity as the registered Holder under this Certificate of Designations. The Corporation may treat the persons in whose names Series D Preferred Stock, including the Global Shares, are registered as the owners thereof for the purpose of receiving such payments. The Corporation does not have nor will have any responsibility or liability for the payments of such amounts to beneficial holders of Series D Preferred Stock.

                  (d) Any person having a beneficial interest in a Global Share may, upon request to the Corporation, exchange such beneficial interest for Series D Preferred Stock in the form of registered definitive certificates ("Certificated Securities"). Upon any such issuance, the Corporation shall register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). If (i) the Corporation notifies the Holders in writing that the Depositary is no longer willing or able to act as a depositary and the Corporation is unable to locate a qualified successor within 90 days or (ii) the Corporation, at its option, notifies the Holders in writing that it elects to cause the issuance of Series D Preferred Stock in the form of Certificated Securities under the Certificate of Designations, then, upon surrender by the Global Share Holder of its Global Shares, Series D Preferred Stock in such form will be issued to each person that the Global Share Holder and the Depositary identify as being the beneficial owner of the related Series D Preferred Stock.

                  (e) The shares of Series D Preferred Stock , the shares of Class A Common Stock issuable upon conversion thereof and the Exchange Notes issuable upon exchange thereof will bear a legend to the following effect, unless the Corporation determines otherwise in compliance with applicable law:

         THE SECURITIES (OR ITS PREDECESSOR) EVIDENCED HEREBY WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITIES EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITIES EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITIES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITIES MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) BY THE INITIAL INVESTOR (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN

         EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY
         RULE 144 THEREUNDER (IF AVAILABLE), (d) TO THE COMPANY OR (e) PURSUANT TO AN EXEMPTION TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) BY SUBSEQUENT INVESTORS, AS SET FORTH IN
         (1) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITIES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                  IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by Robert F.X. Sillerman, Executive Chairman, and attested by Howard J. Tytel, its secretary, this 30th day of May, 1996.



                                      SFX BROADCASTING, INC.




                                      By: /s/ Robert F.X. Sillerman
                                         -------------------------------
                                             Robert F.X. Sillerman
                                             Executive Chairman


ATTEST:


By:  /s/ Howard J. Tytel
   ------------------------
    Howard J. Tytel
    Secretary

                                                                     ANNEX A














                            SFX Broadcasting, Inc.

            6 1/2% CONVERTIBLE SUBORDINATED EXCHANGE NOTES DUE 2007

                               -----------------

                                   INDENTURE

                          Dated as of ______ __, ____
                               -----------------










                               -----------------


                               -----------------

                                    Trustee

                                     CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                                                   Indenture Section
  -----------                                                                   -----------------

310 (a)(1)....................................................................              7.10
    (a)(2)....................................................................              7.10
    (a)(3) ...................................................................              N.A.
    (a)(4)....................................................................              N.A.
    (a)(5)....................................................................              7.10
    (b) ......................................................................              7.10
    (c) ......................................................................              N.A.
311 (a) ......................................................................              7.11
    (b) ......................................................................              7.11
    (c) ......................................................................              N.A.
312 (a).......................................................................              2.05
    (b).......................................................................             12.03
    (c) ......................................................................             12.03
313 (a) ......................................................................              7.06
    (b)(1) ...................................................................              N.A.
    (b)(2) ...................................................................              7.06
    (c) ......................................................................        7.06;12.02
    (d).......................................................................              7.06
314 (a) ......................................................................         4.03;4.04
    (b) ......................................................................              N.A.
    (c)(1) ...................................................................             12.04
    (c)(2) ...................................................................             12.04
    (c)(3) ...................................................................              N.A.
    (d).......................................................................              N.A.
    (e)  .....................................................................             12.05
    (f).......................................................................              N.A.
315 (a).......................................................................        7.02,12.02
    (b).......................................................................        7.05,12.02
    (c)  .....................................................................              7.01
    (d).......................................................................              7.01
    (e).......................................................................              6.11
316 (a)(last sentence) .......................................................              2.09
    (a)(1)(A) ................................................................              6.05
    (a)(1)(B) ................................................................              6.04
    (a)(2) ...................................................................              N.A.
    (b) ......................................................................              6.07
    (c) ......................................................................              N.A.
317 (a)(1) ....................................................................             6.08
    (a)(2)....................................................................              6.09
    (b) ......................................................................              2.04
318 (a)........................................................................            12.01
    (b).......................................................................              N.A.
    (c).......................................................................             12.01

N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                                        TABLE OF CONTENTS

                                                                                             Page

                                            ARTICLE 1
                           DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.01.      Definitions.......................................................  1
         Section 1.02.      Other Definitions.................................................  9
         Section 1.03.      Incorporation by Reference of Trust Indenture Act ................  9
         Section 1.04.      Rules of Construction............................................. 10


                                           ARTICLE 2
                                       THE EXCHANGE NOTES

         Section 2.01.      Form and Dating................................................... 10
         Section 2.02.      Execution and Authentication...................................... 11
         Section 2.03.      Registrar and Paying Agent........................................ 11
         Section 2.04.      Paying Agent to Hold Money in Trust............................... 12
         Section 2.05.      Holder Lists...................................................... 12
         Section 2.06.      Transfer and Exchange............................................. 12
         Section 2.07.      Replacement Exchange Notes........................................ 18
         Section 2.08.      Outstanding Exchange Notes........................................ 18
         Section 2.09.      Treasury Exchange Notes........................................... 18
         Section 2.10.      Temporary Exchange Notes.......................................... 18
         Section 2.11.      Cancellation...................................................... 18
         Section 2.12.      Defaulted Interest................................................ 19


                                           ARTICLE 3
                                    REDEMPTION AND PREPAYMENT

         Section 3.01.      Notices to Trustee................................................ 19
         Section 3.02.      Selection of Notes to Be Redeemed................................. 19
         Section 3.03.      Notice of Redemption.............................................. 20
         Section 3.04.      Effect of Notice of Redemption.................................... 20
         Section 3.05.      Deposit of Redemption or Purchase Price........................... 21
         Section 3.06.      Notes Redeemed or Purchased in Part............................... 21
         Section 3.07.      Optional Redemption............................................... 21
         Section 3.08.      Mandatory Redemption.............................................. 22


                                           ARTICLE 4
                                            COVENANTS

         Section 4.01.      Payment of Exchange Notes......................................... 22
         Section 4.02.      Maintenance of Office or Agency................................... 22
         Section 4.03.      Reports........................................................... 23

                                              i
















         Section 4.04.      Compliance Certificate............................................ 23
         Section 4.05.      Taxes............................................................. 24
         Section 4.06.      Stay, Extension and Usury Laws.................................... 24
         Section 4.07.      Transactions with Affiliates...................................... 24
         Section 4.08.      Continued Existence............................................... 25
         Section 4.09.      Offer to Repurchase Upon Change of Control........................ 25
         Section 4.10.      Payments For Consent.............................................. 26


                                           ARTICLE 5
                                           SUCCESSORS

         Section 5.01.      Merger, Consolidation, or Sale of Assets.......................... 26
         Section 5.02.      Successor Corporation Substituted................................. 27


                                            ARTICLE 6
                                     DEFAULTS AND REMEDIES

         Section 6.01.      Events of Default................................................. 27
         Section 6.02.      Acceleration...................................................... 29
         Section 6.03.      Other Remedies.................................................... 30
         Section 6.04.      Waiver of Past Defaults........................................... 30
         Section 6.05.      Control by Majority............................................... 30
         Section 6.06.      Limitation on Suits............................................... 30
         Section 6.07.      Rights of Holders of Notes to Receive Payment..................... 31
         Section 6.08.      Collection Suit by Trustee........................................ 31
         Section 6.09.      Trustee May File Proofs of Claim.................................. 31
         Section 6.10.      Priorities........................................................ 31
         Section 6.11.      Undertaking for Costs............................................. 32


                                            ARTICLE 7
                                             TRUSTEE

         Section 7.01.      Duties of Trustee................................................. 32
         Section 7.02.      Rights of Trustee................................................. 33
         Section 7.03.      Individual Rights of Trustee...................................... 34
         Section 7.04.      Trustee's Disclaimer.............................................. 34
         Section 7.05.      Notice of Defaults................................................ 34
         Section 7.06.      Reports by Trustee to Holders of the Notes........................ 34
         Section 7.07.      Compensation, Reimbursement and Indemnity......................... 35
         Section 7.08.      Replacement of Trustee............................................ 35
         Section 7.09.      Successor Trustee by Merger, etc.................................. 36
         Section 7.10.      Eligibility; Disqualification..................................... 36
         Section 7.11.      Preferential Collection of Claims Against Company................. 37

                                              ii


















                                           ARTICLE 8
                            LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         Section 8.01.      Option to Effect Legal Defeasance or Covenant
                            Defeasance........................................................ 37
         Section 8.02.      Legal Defeasance and Discharge.................................... 37
         Section 8.03.      Covenant Defeasance............................................... 37
         Section 8.04.      Conditions to Legal or Covenant Defeasance........................ 38
         Section 8.05.      Deposited Money and Government Securities to be
                            Held in Trust; Other Miscellaneous Provisions..................... 39
         Section 8.06.      Repayment to the Company.......................................... 40
         Section 8.07.      Reinstatement..................................................... 40


                                            ARTICLE 9
                                AMENDMENT, SUPPLEMENT AND WAIVER

         Section 9.01.      Without Consent of Holders of Exchange Notes...................... 41
         Section 9.02.      With Consent of Holders of Exchange Notes......................... 41
         Section 9.03.      Compliance with Trust Indenture Act............................... 42
         Section 9.04.      Revocation and Effect of Consents................................. 42
         Section 9.05.      Notation on or Exchange of Notes.................................. 42
         Section 9.06.      Trustee to Sign Amendments, etc................................... 43


                                           ARTICLE 10
                                          SUBORDINATION

         Section 10.01.  Agreement to Subordinate............................................. 43
         Section 10.02.  Certain Definitions.................................................. 43
         Section 10.03.  Liquidation; Dissolution; Bankruptcy................................. 44
         Section 10.04.  Default on Designated Senior Debt.................................... 44
         Section 10.05.  Acceleration of Exchange Notes....................................... 45
         Section 10.06.  When Distribution Must Be Paid Over.................................. 45
         Section 10.07.  Notice by Company.................................................... 45
         Section 10.08.  Subrogation.......................................................... 46
         Section 10.09.  Relative Rights...................................................... 46
         Section 10.10.  Subordination May Not Be Impaired by Company......................... 46
         Section 10.11.  Distribution or Notice to Representative............................. 46
         Section 10.12.  Rights of Trustee and Paying Agent................................... 47
         Section 10.13.  Authorization to Effect Subordination................................ 47
         Section 10.14.  Amendments........................................................... 47


                                           ARTICLE 11
                                           CONVERSION


                                              iii















         Section 11.01.  Conversion Rights.................................................... 47
         Section 11.02.  Exercise of Conversion Rights........................................ 48
         Section 11.03.  Fractional Shares.................................................... 48
         Section 11.04.  Taxes upon Conversion................................................ 48
         Section 11.05.  Reservation of Class A Common Stock.................................. 48
         Section 11.06.  Adjustments to Conversion Price...................................... 49


                                           ARTICLE 12
                                          MISCELLANEOUS

         Section 12.01.     Trust Indenture Act Controls...................................... 56
         Section 12.02.     Notices........................................................... 56
         Section 12.03.     Communication by Holders of Exchange Notes with Other
                            Holders of Exchange Notes......................................... 57
         Section 12.04.     Certificate and Opinion as to Conditions Precedent................ 57
         Section 12.05.     Statements Required in Certificate or Opinion..................... 58
         Section 12.06.     Rules by Trustee and Agents....................................... 58
         Section 12.07.     No Personal Liability of Directors, Officers, Employees and
                            Stockholders...................................................... 58
         Section 12.08.     Governing Law..................................................... 58
         Section 12.09.     No Adverse Interpretation of Other Agreements..................... 58
         Section 12.10.     Successors........................................................ 59
         Section 12.11.     Severability...................................................... 59
         Section 12.12.     Counterpart Originals............................................. 59
         Section 12.13.     Table of Contents, Headings, etc.................................. 59


                                            EXHIBITS

         Exhibit A          FORM OF EXCHANGE NOTE
         Exhibit B          CERTIFICATE OF TRANSFEROR



                                              iv

           INDENTURE dated as of _______ __, ____ among SFX Broadcasting, Inc., a Delaware corporation (the "Company") and ____________________, a __________ banking corporation, as trustee (the "Trustee").

           The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 6 1/2% Convertible Subordinated Exchange Notes due 2007 of the Company:


                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

Section 1.01.   Definitions.

           "Advertising Business" means any business deriving substantially all of its revenues from the (i) sale of advertisements and (ii) sale of products or provision of services to any business described in clause (i) above.

           "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

           "Agent" means any Registrar, Paying Agent or co-registrar.

           "Bank Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the New Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against the sale of receivables ) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

           "Board" or "Board of Directors" means the Board of Directors of the Company, the members of which are elected by the equity holders of the Company.

           "Broadcast Business" means any business, the majority of whose revenues are derived from the broadcast of radio programming.

           "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a Legal Holiday.

           "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

           "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

           "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar and time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the New Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

           "Certificated Exchange Notes" means Exchange Notes that are in the form of the Exchange Notes attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 2 thereof.

           "Change of Control" means the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principal or his Related Parties, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company,
(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principal and his Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of Voting Stock of the Company having more than 35% of the combined voting power of all classes of Voting Stock of the Company then outstanding, or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

           "Commitment Letter" means the Commitment Letter between the Company and The Bank of New York relating to the New Credit Agreement.

           "Company" means SFX Broadcasting, Inc., a Delaware Corporation.

            "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date hereof in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments) and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

           "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date hereof or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

           "Conversion Agent" means the entity designated from time to time by the Company to act as conversion agent for the Exchange Notes.

           "Conversion Rate" means, as of any date, the number of shares of Class A Common Stock issuable upon conversion of one Exchange Note, determined by dividing $50.00 by the Conversion Price then in effect.

           "Conversion Price" initially means the conversion price of the Series D Preferred Stock calculated as of the date hereof and thereafter shall be subject to adjustment from time to time pursuant to the terms of Section 11.06 below. The Conversion Price shall be rounded to four decimal places.

           "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

           "Current Market Price" means, with respect to any particular security on any date of determination, the average over the 20 Trading Days ending on the date immediately preceding the date of such determination of the last reported sale price, or, if no such sale takes place on any such day, the closing bid price, in either case as reported for consolidated transactions on the principal national securities exchange (including the Nasdaq National Market) on which such security is listed or admitted for trading; provided, however, that if any event that results in an adjustment of the Conversion Rate occurs during the period beginning on the first day of such 20-day period and ending on the date immediately preceding the date of determination, the Current Market Price as determined pursuant to the foregoing will be appropriately adjusted to reflect the occurrence of such event or, if such security is not listed on any exchange or admitted for trading on the Nasdaq Stock Market, the Current Market Price of such security shall be the last reported bid price for such security on the date preceding the date of such determination provided by a New York Stock Exchange member firm designated by the Company or, if no such member firm can provide such a bid price, as determined in good faith by a majority of the independent directors of the Company. In the event the Company elects to pay any Change of Control Payment in shares of Class A Common Stock or is required to pay cash to Holders of Exchange Notes seeking to convert Exchange Notes at a time when an insufficient number of shares of Class A Common Stock are authorized for issuance, the Company is restricted by FCC rules from issuing shares of Class A Common Stock upon conversion of any Exchange Notes or in lieu of the issuance of a fractional share, the Current Market Price shall be determined on the basis of the average of the five Trading Days ending on and including the third Trading Day preceding the Change of Control Payment Date or the date of such conversion, as the case may be.

           "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

           "Depositary" means, with respect to the Exchange Notes issuable or issued in whole or in part in global form, the Person specified in Section
2.03 hereof as the Depositary with respect to the Exchange Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

           "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Exchange Notes mature.

           "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Exchange Note Custodian" means the Trustee, as custodian with respect to the Exchange Notes in global form, or any successor entity thereto.

           "Exchange Notes" means the Company's 6 1/2% Convertible Subordinated Exchange Notes due 2007 issuable in exchange for the Company's Series D Preferred Stock.

           "Exempt Issuances" has the meaning set forth in Section 11.06 below.

           "Existing MMR Indebtedness" means all Indebtedness of MMR and its Subsidiaries in existence at the closing of the MMR Merger, until such amounts are repaid.

           "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

           "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date hereof.

           "Global Exchange Note" means an Exchange Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Exchange Note attached hereto as Exhibit A.

           "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged.

           "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

           "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

           "Holder" means a Person in whose name an Exchange Note is registered.

           "Indebtedness" means, with respect to any Person, without duplication any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or payment obligations under an LMA or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

            "Indenture" means this Indenture, as amended or supplemented from time to time.

           "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed of.

           "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

           "Liquidated Damages" means all liquidated damages then owing pursuant to Section 4 of the Registration Rights Agreement.

           "Local Marketing Agreement" or "LMA" means a local marketing arrangement, sale agreement, time brokerage agreement, management agreement or similar arrangement pursuant to which a Person, subject to customary preemption rights and other limitations (i) obtains the right to sell at least a majority of the advertising inventory of a radio station of which a third party is the licensee, (ii) obtains the right to broadcast programming and sell advertising time during a majority of the air time of a radio station or
(iii) manages the selling operations of a radio station with respect to at least a majority of the advertising inventory of such station.

           "Management Termination Agreements" means each of (i) the termination agreement between the Company and R. Steven Hicks, dated April 16, 1996, and (ii) the amendment to the employment agreement between the Company and D. Geoffrey Armstrong, effective as of April 15, 1996, in each case, as in effect on the date hereof.

           "Market Capitalization" means, as of any date, the product of the Current Market Price of the Class A Common Stock as of such date times the number of shares of Class A Common Stock outstanding as of such date.

           "Material Broadcast License" means one or more authorizations issued by the Federal Communications Commission for the operation of AM or FM radio stations that individually or collectively are material to the financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole.

           "MMR" means Multi-Market Radio, Inc., a Delaware corporation.

           "MMR Merger" means the merger of SFX Merger Company, a Wholly Owned Subsidiary of the Company, with and into MMR, pursuant to which MMR will become a Wholly Owned Subsidiary of the Company.

           "New Credit Agreement" means the Credit Agreement to be entered into by and among the Company, as borrower, the Company's Subsidiaries, as guarantors, and the lenders party thereto, providing for up to $150.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, and other agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

           "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

           "Offering" means the Offering of the Exchange Notes by the Company.

           "Offering Circular" means the Offering Circular, dated May 22, 1996, relating to the Preferred Stock Offering.

           "Officer" means, (a) with respect to any Person that is a corporation, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person and (b) with respect to any other Person, the individuals selected by the Board of such Person to perform functions similar to those of the officers listed in clause (a).

           "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the Chief Executive Officer, President or Vice President and one of whom must be the Chief Financial Officer, the Treasurer or the controller of the Company that meets the requirements of Section 12.05 hereof.

           "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

           "Pari Passu Debt" means Indebtedness that ranks pari passu in right of payment with the Exchange Notes.

           "Permitted Investments" means (a) any Investment in the Company or in a Subsidiary of the Company; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Subsidiary of the Company in a Person, if after such Investment (i) such Person becomes a Subsidiary of the Company or
(ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company; (d) any obligations or shares of Capital Stock received in connection with or as a result of a bankruptcy, workout or reorganization of the issuer of such obligations or shares of Capital Stock; (e) any Investment received involuntarily; (f) Investments in any Person (other than an Affiliate of the Company that is not also a Subsidiary of the Company) engaged in a Broadcast Business or an Advertising Business which Investments have an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, not to exceed $20.0 million and (g) other Investments in any Person (other than an Affiliate of the Company that is not also a Subsidiary of the Company) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause
(g) that are at the time outstanding, not to exceed $15.0 million.

           "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

           "Preferred Stock," of any Person, means Capital Stock of such Person of any class or series (however designated) that ranks prior, as to payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class or series of such Person.

           "Preferred Stock Offering" means the private placement of $130,000,000 in aggregate liquidation preference of the Series D Preferred Stock.

           "Principal" means Robert F.X. Sillerman.

           "Registration Rights Agreement" means the Registration Rights Agreement relating to the Exchange Notes, dated as of the date hereof, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

           "Related Party" with respect to the Principal means (A) any spouse or immediate family member (in the case of an individual) of the Principal or
(B) or trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (A).

           "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

           "Rights" means securities, rights, options or warrants entitling a holder thereof to subscribe for or purchase any shares of Class A Common Stock of the Corporation.

            "SCMC" means Sillerman Communications Management Company, a Delaware corporation.

           "SEC" means the Securities and Exchange Commission.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Senior Subordinated Notes" means the Company's 10 3/4% Senior Subordinated Notes due 2006.

           "Series D Preferred Stock" means the Company's 6 1/2% Series D Cumulative Convertible Exchangeable Preferred Stock due May 31, 2007.

           "SFX Merger Company" means SFX Merger Company, a Delaware corporation.

           "Shared Facilities Agreement" means the Shared Facilities Agreement between the Company and SCMC, as in effect on the date hereof.

           "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

           "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as amended as in effect on the date of this Indenture.

           "Trading Day" with respect to either the Class A Common Stock or Exchange Notes, as the case may be, means any day on which any market (including, without limitation, any formal or informal over the counter market) in which the applicable security is then traded and in which a quoted price may be ascertained is open for business.

           "Transfer Restricted Securities" means Exchange Notes that bear or are required to bear the legend set forth in Section 2.06 hereof.

           "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

           "Voting Stock" means with respect to any specified Person, Capital Stock with voting power, under ordinary circumstances and without regard to the occurrence of any contingency, to elect the directors or other managers or trustees of such Person.

           "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02.   Other Definitions.
                                                                 Defined in
                  Term                                             Section

           "Affiliate Transaction".........................        4.07
           "Change of Control Offer".......................        4.09
           "Change of Control Payment".....................        4.09
           "Change of Control Payment Date"................        4.09
           "Covenant Defeasance"...........................        8.03
           "Custodian".....................................        6.01
           "Designated Senior Debt"........................       10.02
           "distribution"..................................       10.02
           "DTC"...........................................        2.03
           "Event of Default"..............................        6.01
           "Legal Defeasance" .............................        8.02
           "Notice of Default".............................        6.01
           "Outstanding"...................................        8.02
           "Paying Agent"..................................        2.03
           "Payment Blockage Notice".......................       10.04
           "Registrar".....................................        2.03
           "Representative" ...............................       10.02
           "Senior Bank Debt"..............................       10.02
           "Senior Debt"...................................       10.02

Section 1.03.   Incorporation by Reference of Trust Indenture Act.

           Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

           The following TIA terms used in this Indenture have the following meanings:

           "indenture securities" means the Exchange Notes;

           "indenture security Holder" means a Holder of an Exchange Note;

           "indenture to be qualified" means this Indenture;

           "indenture trustee" or "institutional trustee" means the Trustee;

           "obligor" on the Exchange Notes means the Company and any successor obligor upon the Exchange Notes.

           All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.   Rules of Construction.

           Unless the context otherwise requires:

           (1)     a term has the meaning assigned to it;

           (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

           (3)     "or" is not exclusive;

           (4) words in the singular include the plural, and in the plural include the singular;

           (5)     provisions apply to successive events and transactions; and

           (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                                   ARTICLE 2
                              THE EXCHANGE NOTES

Section 2.01.   Form and Dating.

           The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Exchange Notes shall be in all appropriate denominations.

           The terms and provisions contained in the Exchange Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Exchange Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto). Exchange Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto). Each Global Exchange Note shall represent such of the outstanding Exchange Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Exchange Notes from time to time endorsed thereon and that the aggregate amount of outstanding Exchange Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Exchange Note to reflect the amount of any increase or decrease in the amount of outstanding Exchange Notes represented thereby shall be made by the Trustee or the Exchange Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02.   EXECUTION AND AUTHENTICATION.

           An Officer of the Company shall sign the Exchange Notes for the Company by manual or facsimile signature.

           If an Officer whose signature is on an Exchange Note no longer holds that office at the time an Exchange Note is authenticated, the Exchange Note shall nevertheless be valid.

           An Exchange Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Exchange Note has been authenticated under this Indenture.

           The Trustee shall, upon a written order of the Company signed by two Officers of the Company, authenticate Exchange Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Exchange Notes. The aggregate principal amount of Exchange Notes outstanding at any time may not exceed such amount.

           The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Exchange Notes. An authenticating agent may authenticate Exchange Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03.   REGISTRAR AND PAYING AGENT.

           The Company shall maintain an office or agency where Exchange Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Exchange Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Exchange Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company may act as Paying Agent or Registrar.

           The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Exchange Notes.

           The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Exchange Note Custodian with respect to the Global Exchange Notes.


SECTION 2.04.   PAYING AGENT TO HOLD MONEY IN TRUST.

           The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Exchange Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the


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money. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Exchange Notes.

SECTION 2.05.   HOLDER LISTS.

           The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Exchange Notes and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.06. TRANSFER AND EXCHANGE.

            (a) Transfer and Exchange of Certificated Exchange Notes. When Certificated Exchange Notes are presented by a Holder to the Registrar with a request:

            (x) to register the transfer of the Certificated Exchange Notes; or

            (y) to exchange such Certificated Exchange Notes for an equal principal amount of Certificated Exchange Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Certificated Exchange Notes presented or surrendered for register of transfer or exchange:

                      (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

                      (ii) in the case of a Certificated Note that is a
                           Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                           (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or



                          (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and, if the Company so requests, an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act; or

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                           (C)  if such Transfer Restricted Security is being
                                transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

           (b) Transfer of a Certificated Note for a Beneficial Interest in a Global Exchange Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Exchange Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

            (i) if such Certificated Note is a Transfer Restricted Security, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Certificated Note is being transferred by such Holder to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or to an "Accredited Investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in accordance with Regulation D under the Securities Act and, if the Company so requests, an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act; and

           (ii) whether or not such Certificated Note is a Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Exchange Note Custodian to make, an endorsement on the Global Exchange Note to reflect an increase in the aggregate principal amount of the Exchange Notes represented by the Global Exchange Note, in which case the Trustee shall cancel such Certificated Note in accordance with Section 2.11 hereof and cause, or direct the Exchange Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Exchange Note Custodian, the aggregate principal amount of Exchange Notes represented by the Global Exchange Note to be increased accordingly. If no Global Exchange Notes are then outstanding, the Company shall issue and, upon receipt of a written order in accordance with Section 2.02 hereof, the Trustee shall authenticate a new Global Exchange
Note in the appropriate principal amount.

            (c) Transfer and Exchange of Global Exchange Notes. The transfer and exchange of Global Exchange Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

           (d) Transfer of a Beneficial Interest in a Global Exchange Note for a Certificated Note.

                (i) Any Person having a beneficial interest in a Global Exchange Note may upon request exchange such beneficial interest for a Certificated Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Exchange Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

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                           (A)  if such beneficial interest is being
                                transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B hereto); or

                            (B)  if such beneficial interest is being
                                 transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto) and, if the Company so requests, an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act; or

                           (C)  if such beneficial interest is being
                                transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from such Holder or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Exchange Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Exchange Note Custodian, cause the aggregate principal amount of Global Exchange Notes to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the transferee a Certificated Note in the appropriate principal amount.

                (ii) Certificated Exchange Notes issued in exchange for a beneficial interest in a Global Exchange Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Exchange Notes to the Persons in whose names such Exchange Notes are so registered.

           (e) Restrictions on Transfer and Exchange of Global Exchange Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Exchange Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

           (f) Authentication of Certificated Exchange Notes in Absence of Depositary. If at any time:

                (i) the Depositary for the Exchange Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Exchange Notes and a successor Depositary for the Global Exchange Notes is not appointed by the Company within 90 days after delivery of such notice; or

                (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Exchange Notes under this Indenture,

then the Company shall execute, and the Trustee shall, upon receipt of a written order in accordance with Section 2.02 hereof, authenticate and deliver, Certificated Exchange Notes in an aggregate principal amount equal to the principal amount of the Global Exchange Notes in exchange for such Global Exchange Notes.

           (g) Legends.

                (i)   Except as permitted by the following paragraphs (ii) and
                      (iii), each Note certificate evidencing Global Exchange Notes and Certificated Exchange Notes (and all Exchange Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

                      "THE SECURITIES (OR ITS PREDECESSOR) EVIDENCED HEREBY WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITIES EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITIES EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITIES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF
                      THE COMPANY THAT (A) SUCH SECURITIES MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) BY THE INITIAL INVESTOR (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A
                      UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) (d) TO THE COMPANY OR (e) PURSUANT TO AN EXEMPTION TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) BY SUBSEQUENT INVESTORS, AS
                      SET FORTH IN (1) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND
                      (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITIES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Exchange Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                      (A) in the case of any Transfer Restricted Security that is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted



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                                 Security for a Certificated Note that does not
                                 bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                            (B)  in the case of any Transfer Restricted
                                 Security represented by a Global Exchange
                                 Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Exchange Note for a Certificated Note that does not bear the first legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

           (h) Cancellation and/or Adjustment of Global Exchange Notes. At such time as all beneficial interests in Global Exchange Notes have been exchanged for Certificated Exchange Notes, redeemed, repurchased or cancelled, all Global Exchange Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Exchange Note is exchanged for Certificated Exchange Notes, redeemed, repurchased or cancelled, the principal amount of Exchange Notes represented by such Global Exchange Note shall be reduced accordingly and an endorsement shall be made on such Global Exchange Note, by the Trustee or the Exchange Note Custodian, at the direction of the Trustee, to reflect such reduction.

           (i)  General Provisions Relating to Transfers and Exchanges.

                      (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Exchange Notes and Global Exchange Notes at the Registrar's request.

                      (ii) No service charge shall be made to a Holder for any
                           registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.09 and 9.05 hereto).

                    (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                      (iv) All Certificated Exchange Notes and Global Exchange
                           Notes issued upon any registration of transfer or exchange of Certificated Exchange Notes or Global Exchange Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Exchange Notes or Global Exchange Notes surrendered upon such registration of transfer or exchange.

                      (v)  The Company shall not be required:

                           (A) to issue, to register the transfer of or to exchange the Exchange Notes during a period beginning at the opening of business 15 days before the day of any



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                                selection of Exchange Notes for redemption under
                                Section 3.02 hereof and ending at the close of business on the day of selection; or

                           (B) to register the transfer of or to exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                           (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                      (vi) Prior to due presentment for the registration of a
                           transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest and Liquidated Damages, if any, on such Note, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                     (vii) The Trustee shall authenticate Certificated
                           Exchange Notes and Global Exchange Notes in accordance with the provisions of Section 2.02 hereof.

Section 2.07.   Replacement Exchange Notes.

           If any mutilated Exchange Note is surrendered to the Trustee or either of the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Exchange Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Exchange Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for their expenses in replacing an Exchange Note.

           Every replacement Exchange Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Exchange Notes duly issued hereunder.

Section 2.08.   Outstanding Exchange Notes.

           The Exchange Notes outstanding at any time are all the Exchange Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Exchange Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

           If an Exchange Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

           If the principal amount of any Exchange Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest and Liquidated Damages, if any, on it ceases to accrue.


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           If the Paying Agent (other than the Company, a Subsidiary or an
Affiliate of any thereof) holds, by 10:00 a.m. Eastern Time on a redemption date or maturity date, money sufficient to pay the Exchange Notes payable on that date, then on and after that date such Exchange Notes shall be deemed to be no longer outstanding and shall cease to accrue interest and Liquidated Damages, if any.

SECTION 2.09.   TREASURY EXCHANGE NOTES.

           In determining whether the Holders of the required principal amount of Exchange Notes have concurred in any direction, waiver or consent, Exchange Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Exchange Notes that the Trustee knows are so owned shall be so disregarded. The Company agrees to notify the Trustee of the existence of any Exchange Notes owned by the Company or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

SECTION 2.10.   TEMPORARY EXCHANGE NOTES.

           Until Certificated Exchange Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Exchange Notes upon a written order of the Company signed by two Officers of the Company. Temporary Exchange Notes shall be substantially in the form of Certificated Exchange Notes but may have variations that the Company considers appropriate for temporary Exchange Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Certificated Exchange Notes in exchange for temporary Exchange Notes.

           Holders of temporary Exchange Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.   CANCELLATION.

           The Company at any time may deliver Exchange Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Exchange Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Exchange Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Exchange Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Exchange Notes shall be delivered to the Company unless the Company directs the Trustee to return the Exchange Notes to the Company upon written order signed by an Officer of the Company. The Company may not issue new Exchange Notes to replace Exchange Notes that have been paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.   DEFAULTED INTEREST.

           If the Company defaults in a payment of interest on the Exchange Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Exchange Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the


                                      18

Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. Notwithstanding the foregoing, such interest may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Exchange Notes may be listed, and upon such notice as may be required by such exchange.


                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

SECTION 3.01.   NOTICES TO TRUSTEE.

           If the Company redeems Exchange Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period may be satisfactory to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Exchange Notes to be redeemed and (iv) the redemption price.

           If the Company is required to make an offer to purchase Exchange Notes pursuant to the provisions of Section 4.09 hereof, it shall furnish to the Trustee an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the purchase shall occur, (ii) the purchase date,
(iii) the principal amount of Exchange Notes to be purchased, (iv) the purchase price and (v) a statement to the effect that a Change of Control has occurred and the conditions set forth in Section 4.09 have been satisfied, as applicable.

SECTION 3.02.   SELECTION OF EXCHANGE NOTES TO BE REDEEMED.

           If less than all of the Exchange Notes are to be redeemed at any time, the Trustee shall select the Exchange Notes to be redeemed among the Holders of the Exchange Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Exchange Notes are listed or, if the Exchange Notes are not so listed, to be redeemed among the Holders of Exchange Notes on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate. In the event of partial redemption by lot, the particular Exchange Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Exchange Notes not previously called for redemption.

           The Trustee shall promptly notify the Company in writing of the Exchange Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Exchange Notes and portions of Exchange Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Exchange Notes of a Holder are to be redeemed, the entire outstanding amount of Exchange Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Exchange Notes called for redemption also apply to portions of Exchange Notes called for redemption.

SECTION 3.03.   NOTICE OF REDEMPTION.

           At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Exchange Notes are to be redeemed at its registered address.

           The notice shall identify the Exchange Notes to be redeemed and shall state:

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           (a)  the redemption date;

           (b)  the redemption price;

           (c) if any Exchange Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Exchange Note, a new Exchange Note or Exchange Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Exchange Note;

           (d)  the name and address of the Paying Agent;

           (e) that Exchange Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

           (f) that, unless the Company defaults in making such redemption payment, interest and Liquidated Damages, if any, on Exchange Notes called for redemption ceases to accrue on and after the redemption date;

           (g) the paragraph of the Exchange Notes and/or Section of this Indenture pursuant to which the Exchange Notes called for redemption are being redeemed; and

           (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Exchange Notes.

           At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.         EFFECT OF NOTICE OF REDEMPTION.

           Once notice of redemption is mailed in accordance with Section 3.03 hereof, Exchange Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.   DEPOSIT OF REDEMPTION OR PURCHASE PRICE.

           On or prior to 10:00 a.m. Eastern Time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Liquidated Damages, if any, on all Exchange Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Liquidated Damages, if any, on all Exchange Notes to be redeemed or purchased.

           If Exchange Notes called for redemption or tendered in a Change of Control Offer are paid or if the Company has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, and unpaid and accrued interest and Liquidated Damages, if any, on all Exchange Notes to be redeemed or purchased, on and after the applicable redemption or purchase date, interest and Liquidated Damages, if any, ceases to accrue on the Exchange Notes or the portions of Exchange Notes called for redemption or tendered and not withdrawn in a Change of Control Offer (regardless of whether



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




certificates for such Exchange Notes are actually surrendered). If an Exchange
Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Exchange Note was registered at the close of business on such record date. If any Exchange Note called for redemption or subject to a Change of Control Offer shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest or Liquidated Damages, if any, not paid on such unpaid principal, in each case, at the rate provided in the Exchange Notes and in Section 4.01 hereof.

SECTION 3.06.   EXCHANGE NOTES REDEEMED OR PURCHASED IN PART.

           Upon surrender of an Exchange Note that is redeemed or purchased in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Exchange Note equal in principal amount to the unredeemed or unpurchased portion of the Exchange Note surrendered.

SECTION 3.07.   OPTIONAL REDEMPTION.

           The Exchange Notes are not redeemable, in whole or in part, at the Company's option prior to June 1, 1999. On or after June 1, 1999, the Company may redeem all or any portion of the Exchange Notes at a redemption price (expressed as a percentage of the principal amount thereof), as set forth in the immediately succeeding paragraph, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date.

           The redemption price as a percentage of the principal amount shall be as follows, if the Exchange Notes are redeemed during the 12-month period commencing on June 1 of the year set forth below, plus, in each case, accrued interest and Liquidated Damages, if any, thereon to the redemption date:

      Year                                                      Percentage
      ----                                                      ----------

      1999......................................................  104.55%
      2000......................................................  103.90%
      2001......................................................  103.25%
      2002......................................................  102.60%
      2003......................................................  101.95%
      2004......................................................  101.30%
      2005......................................................  100.65%
      2006 and thereafter.......................................  100.00%

SECTION 3.08.   MANDATORY REDEMPTION.

        The Company shall not be required to make mandatory redemption payments with respect to the Exchange Notes.


                                   ARTICLE 4
                                   COVENANTS

SECTION 4.01.         PAYMENT OF EXCHANGE NOTES.


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





           The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Exchange Notes on the dates and in the manner provided in the Exchange Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner and on the dates as set forth above and in the amounts set forth in the Registration Rights Agreement.

           The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Exchange Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.         MAINTENANCE OF OFFICE OR AGENCY.

           The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Exchange Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Exchange Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

           The Company may also from time to time designate one or more other offices or agencies where the Exchange Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

           The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.03 hereof. The Trustee may resign such agency at any time by giving written notice to the Company no later than 30 days prior to the effective date of such resignation.

SECTION 4.03.         REPORTS.

           Whether or not required by the rules and regulations of the SEC, so long as any Exchange Notes are outstanding, the Company shall furnish to the Trustee and to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company agrees that, for so long as any Exchange Notes remain outstanding, it shall furnish


                                      22
to the Holders, and to securities analysts and prospective investors upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04.         COMPLIANCE CERTIFICATE.

           (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year (which fiscal year, as of the date hereof, ends on December 31), an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Liquidated Damages, if any, on the Exchange Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

           (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

           (c) The Company shall, so long as any of the Exchange Notes are outstanding, deliver to the Trustee, forthwith upon any Officer of the Company becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.         TAXES.

           The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Exchange Notes.

SECTION 4.06.         STAY, EXTENSION AND USURY LAWS.

           The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law,


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hinder, delay or impede the execution of any power herein granted to the
Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.         TRANSACTIONS WITH AFFILIATES.

           The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and
(ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors that are disinterested as to such Affiliate Transaction and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of Exchange Notes of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (1) transactions between or among the Company and/or its Wholly Owned Subsidiaries, (2) the MMR Merger and transactions and agreements specifically contemplated by the Agreement and Plan of Merger among the Company, SFX Merger Company and MMR as in effect on the date hereof that are disclosed in the Offering Circular under the caption "Agreements Relating to the Acquisitions and Dispositions," (3) the redemption or repurchase of the Existing MMR Indebtedness, (4) transactions and agreements specifically contemplated by the Termination and Assignment Agreement between the Company and SCMC as in effect on the date hereof, (5) payments required by the terms of the joint lease among the Company, SCMC and the landlord thereunder for the Company's corporate headquarters located at 150 East 58th Street, New York, New York and any agreements directly related thereto, in each case, as the same are in effect on the date hereof, (6) payments made by the Company to SCMC for the facilities maintenance and other services and reimbursements pursuant to the Shared Facilities Agreements and
(7) payments by the Company pursuant to the Management Termination Agreements and (8) Permitted Investments, in each case, shall not be deemed to be Affiliate Transactions.

SECTION 4.08.         CONTINUED EXISTENCE.

           Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate, partnership, limited liability company or other existence, and the corporate, partnership, limited liability company or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and any of their respective Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their Subsidiaries, if the respective Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its respective Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Exchange Notes.



                                      24










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SECTION 4.09.         OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

           (a) Upon the occurrence of a Change of Control, each Holder of Exchange Notes shall have the right to require the Company to repurchase all or any part of such Holder's Exchange Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the principal amount thereof plus, accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment").

           (b) The Company may, at its option, in lieu of paying the Change of Control Payment in cash, pay the market prices of the Class A Common Stock valued at 95% of the average of the market prices of the Class A Common Stock for the five trading days ending on and including the third trading day preceding the Change of Control Payment Date; provided that the payment may not be made in shares of Class A Common Stock unless such shares are listed on a United States national securities exchange or traded on Nasdaq at the time of payment.

           (c) Within 10 days following any Change of Control, the Company shall mail a notice to each Holder, with a copy to the Trustee, stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.10 and that all Exchange Notes tendered shall be accepted for payment; (2) the purchase price and the purchase date, which shall be no later than 30 Business Days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Exchange Note not tendered shall continue to accrue interest and Liquidated Damages, if any; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Exchange Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Liquidated Damages, if any, after the Change of Control Payment Date; (5) that Holders electing to have any Exchange Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Exchange Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Exchange Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; and (6) that Holders whose Exchange Notes are being purchased only in part shall be issued new Exchange Notes equal in principal amount to the unpurchased portion of the Exchange Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Exchange Notes in connection with a Change of Control.

           (d) On or prior to 10:00 a.m. Eastern Time on the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Exchange Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Exchange Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Exchange Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Exchange Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Exchange Notes so tendered the Change of Control Payment for such Exchange Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Exchange Note equal in principal amount to any unpurchased portion of the Exchange Notes surrendered, if any. Prior to complying with the provisions of this Section 4.09, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Exchange Notes required by this Section 4.09. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.


                                      25










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           (e) The Company shall not be required to make a Change of Control
Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company, and purchases all Exchange Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.10.         PAYMENTS FOR CONSENT.

           Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Exchange Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Exchange Notes unless such consideration is offered to be paid or is paid to all Holders of the Exchange Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 5
                                  SUCCESSORS

SECTION 5.01.   MERGER, CONSOLIDATION, OR SALE OF ASSETS.

            The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving entity or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Company under the Exchange Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) such transaction will not result in the loss or suspension or material impairment of any Material Broadcast License; (v) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made shall have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and (vi) the Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Indenture, that the surviving Person agrees to be bound thereby, and that all conditions precedent in this Indenture relating to such transaction have been satisfied. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.02.   SUCCESSOR CORPORATION SUBSTITUTED.

           Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof,



                                      26










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the successor corporation formed by such consolidation or into or with which the
Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest and Liquidated Damages, if any, on the Exchange Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section
5.01 hereof.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT.

           Each of the following constitutes an "Event of Default":

                (i) a default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Exchange Notes (whether or not prohibited by Article 10 hereof);

                (ii) a default in payment when due of the principal of or premium, if any, on the Exchange Notes (whether or not prohibited by Article 10 hereof);

               (iii) the failure by the Company to comply with the provisions described under Sections 4.09 and 5.01 hereof;

                (iv) the failure by the Company to honor any of its obligations with respect to any Exchange Note upon conversion thereof;

                (v) the failure by the Company for 60 days after notice to comply with any of its other agreements in this Indenture or the Exchange Notes;

                (vi) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

                (vii) the failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

                (viii) the Company, any Significant Subsidiary of the Company or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                                      27

                      (a)  commences a voluntary case,

                      (b) consents to the entry of an order for relief against it in an involuntary case,

                      (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                      (d) makes a general assignment for the benefit of its creditors, or

                      (e) generally is not paying its debts as they become due; or

                (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                      (a) is for relief against the Company, any of its
                Significant Subsidiaries or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case;

                      (b) appoints a Custodian of the Company, any of its
                Significant Subsidiaries, or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company, any of its Significant Subsidiaries or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

                      (c) orders the liquidation of the Company, any of its
                Significant Subsidiaries or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary;

           and the order or decree remains unstayed and in effect for 60 consecutive days.
           The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

      An Event of Default shall not be deemed to have occurred under clause
(iv) of this Section 6.01 until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Exchange Notes notify the Company and the Trustee, of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

      In the case of any Event of Default pursuant to the provisions of this
Section 6.01 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Exchange Notes pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Exchange Notes, anything in this Indenture or in the Exchange Notes to the contrary notwithstanding. If an Event of Default occurs prior to May 31, 1999 by reason of any action (or inaction) willfully taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Exchange Notes prior to May 31, 1999, then the premium payable for purposes of this paragraph for each of the years beginning on May 31 of the years set forth below shall be as set forth in the following table expressed as a percentage of the amount that would otherwise be due but for the provisions of this sentence, plus accrued interest and Liquidated Damages, if any, to the date of payment:


                                      28

      Year                                                 Percentage

      1996..................................................  106.50%
      1997..................................................  105.85%
      1998..................................................  105.20%


SECTION 6.02.   ACCELERATION.

           If any Event of Default (other than an Event of Default specified in clauses (viii) and (ix) of Section 6.01 hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Exchange Notes may declare all the Exchange Notes to be due and payable immediately. Upon any such declaration, the Exchange Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clauses (viii) or (ix) of Section 6.01 hereof occurs with respect to the Company, any of its Significant Subsidiaries or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Exchange Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

           In addition, the Company shall promptly notify holders of Senior Debt if payment of the Exchange Notes is accelerated because of an Event of Default.


                                                       29










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SECTION 6.03.   OTHER REMEDIES.

           If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Exchange Notes or to enforce the performance of any provision of the Exchange Notes or this Indenture.

           The Trustee may maintain a proceeding even if it does not possess any of the Exchange Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Exchange Notes in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.         WAIVER OF PAST DEFAULTS.

           Holders of not less than a majority in aggregate principal amount of the then outstanding Exchange Notes may by notice to the Trustee on behalf of the Holders of all of the Exchange Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on, the Exchange Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Exchange Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.   CONTROL BY MAJORITY.

           Holders of a majority in principal amount of the then outstanding Exchange Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Exchange Notes or that may involve the Trustee in personal liability and shall be entitled to the benefit of Section 7.01(c)(iii) hereof.

SECTION 6.06.   LIMITATION ON SUITS.

           A Holder of a Exchange Notes may pursue a remedy with respect to this Indenture or the Exchange Notes only if:

           (a) the Holder of a Exchange Notes gives to the Trustee written notice of a continuing Event of Default;

           (b) the Holders of at least 25% in principal amount of the then outstanding Exchange Notes make a written request to the Trustee to pursue the remedy;

           (c) such Holder of a Exchange Notes or Holders of Exchange Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

           (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

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           (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Exchange Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Exchange Notes may not use this Indenture to prejudice the rights of another Holder of a Exchange Notes or to obtain a preference or priority over another Holder of a Exchange Notes.

SECTION 6.07.   RIGHTS OF HOLDERS OF EXCHANGE NOTES TO RECEIVE PAYMENT.

           Notwithstanding any other provision of this Indenture, the right of any Holder of a Exchange Notes to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Exchange Notes, on or after the respective due dates expressed in the Exchange Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.   COLLECTION SUIT BY TRUSTEE.

           If an Event of Default specified in Section 6.01(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Exchange Notes and interest on overdue principal and, to the extent lawful, interest and Liquidated Damages, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.   TRUSTEE MAY FILE PROOFS OF CLAIM.

           The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents (including accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate) and counsel (including the allocated costs of inside counsel)) and the Holders of the Exchange Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Exchange Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Exchange Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.   PRIORITIES.

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           If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

           Second: to Holders of Exchange Notes for amounts due and unpaid on the Exchange Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Exchange Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

            Third: to the Company or to such party as a court of competent jurisdiction shall direct.

            The Trustee may fix a record date and payment date for any payment to Holders of Exchange Notes pursuant to this Section 6.10.

SECTION 6.11.   UNDERTAKING FOR COSTS.

           In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Exchange Notes pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Exchange Notes.


                                   ARTICLE 7
                                    TRUSTEE

SECTION 7.01.   DUTIES OF TRUSTEE.

           (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

           (b)  Except during the continuance of an Event of Default:

           (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or the TIA against the Trustee; and

           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, without investigation, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.


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           (c) The Trustee may not be relieved from liabilities for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:

           (i) this paragraph does not limit the effect of paragraph (b) of this Section;

           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

           (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

           (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this
Section 7.01.

           (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

           (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.   RIGHTS OF TRUSTEE.

           (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

           (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

           (c) The Trustee may act through its attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

           (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

           (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficiently evidenced by a written order signed by an Officer of the Company issuing such demand, request, direction or notice.

           (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to



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the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03.   INDIVIDUAL RIGHTS OF TRUSTEE.

           The Trustee in its individual or any other capacity may become the owner or pledgee of Exchange Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of the TIA it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.         TRUSTEE'S DISCLAIMER.

           The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Exchange Notes or the Subsidiary Guarantees, it shall not be accountable for the Company's use of the proceeds from the Exchange Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Exchange Notes or any other document in connection with the sale of the Exchange Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.   NOTICE OF DEFAULTS.

           If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Exchange Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest on any Exchange Notes, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Exchange Notes.

SECTION 7.06.   REPORTS BY TRUSTEE TO HOLDERS OF THE EXCHANGE NOTES.

           Within 60 days after each ______ beginning with the ______ following the date of this Indenture, and for so long as Exchange Notes remain outstanding, the Trustee shall mail to the Holders of the Exchange Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

            A copy of each report at the time of its mailing to the Holders of Exchange Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Exchange Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Exchange Notes are listed on any stock exchange.

SECTION 7.07.   COMPENSATION, REIMBURSEMENT AND INDEMNITY.

           The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and the rendering by it of the services required hereunder. The Trustee's



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





compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's attorneys, accountants, experts and such other professionals as the Trustee deems reasonably necessary, advisable or appropriate.

           The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture (including its duties under Section 9.06 hereof), including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07 hereof) and defending itself against or investigating any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend any claim or threatened claim asserted against the Trustee, and the Trustee shall cooperate in the defense thereof. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

           The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

           To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Exchange Notes on all money or property held or collected by the Trustee, except any money held in trust to pay principal, interest and Liquidated Damages, if any, on particular Exchange Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(viii) or (ix) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

           The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.08.   REPLACEMENT OF TRUSTEE.

           A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

           The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Exchange Notes of a majority in principal amount of the then outstanding Exchange Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

           (a)  the Trustee fails to comply with Section 7.10 hereof;

           (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any applicable Bankruptcy Law;


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






            (c) a Custodian or public officer takes charge of the Trustee or its property for the purpose of rehabilitation, conservation or liquidation; or

           (d)  the Trustee becomes incapable of acting.

           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Exchange Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Exchange Notes of at least 10% in principal amount of the then outstanding Exchange Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

           If the Trustee, after written request by any Holder of a Exchange Notes who has been a Holder of a Exchange Notes for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Exchange Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall mail a notice of its succession to Holders of the Exchange Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.   SUCCESSOR TRUSTEE BY MERGER, ETC.

           If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.   ELIGIBILITY; DISQUALIFICATION.

           There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

           This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

           The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.
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                                   ARTICLE 8
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

           The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Exchange Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02.   LEGAL DEFEASANCE AND DISCHARGE.

           Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Exchange Notes and Subsidiary Guarantees, as applicable, on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Exchange Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other Obligations under such Exchange Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Exchange Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Exchange Notes when such payments are due, (b) the Company's obligations with respect to such Exchange Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under
Section 8.03 hereof.

SECTION 8.03.   COVENANT DEFEASANCE.

            Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.07, 4.09 and 5.01 hereof with respect to the outstanding Exchange Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Exchange Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Exchange Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the "outstanding" Exchange Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(iii) hereof, but, except as specified above, the remainder of this Indenture and such Exchange Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03, subject to the satisfaction of the

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





conditions set forth in Section 8.04 hereof, Sections 6.01(iv) through 6.01(ix) hereof shall not constitute Events of Default.

SECTION 8.04.   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

      The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Exchange Notes:

      In order to exercise either Legal Defeasance or Covenant Defeasance:

                      (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Exchange Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Exchange Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Exchange Notes are being defeased to maturity or to a particular redemption date;

                      (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                      (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                      (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Section 6.01(viii) or (ix) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the Company);

                      (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                      (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion, (A) the trust funds will not be subject to the rights of holders



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





           of Indebtedness other than the Exchange Notes and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit, the trust funds will not be subject to the effects of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States or state law;

                      (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Exchange Notes over the other creditors of the Company, or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

                      (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

           Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Exchange Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Exchange Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Exchange Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

           The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Exchange Notes.

           Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.


SECTION 8.06.   REPAYMENT TO THE COMPANY.

           Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on any Exchange Notes and remaining unclaimed for two years after such principal, and premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Exchange Notes shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national editions), notice that such money remains unclaimed and that, after

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a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.   REINSTATEMENT.

           If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Exchange Notes, as applicable, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or Liquidated Damages, if any, or interest on any Exchange Notes following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Exchange Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9
                       AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.   WITHOUT CONSENT OF HOLDERS OF EXCHANGE NOTES.

           Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Exchange Notes without the consent of any Holder of a Exchange Notes:

           (a)  to cure any ambiguity, defect or inconsistency;

           (b) to provide for uncertificated Exchange Notes in addition to or in place of certificated Exchange Notes;

           (c) to provide for the assumption of the Company's obligations to the Holders of the Exchange Notes in the case of a merger or consolidation pursuant to Article 5 hereof, as applicable;

           (d) to make any change that would provide any additional rights or benefits to the Holders of the Exchange Notes or that does not adversely affect the legal rights hereunder of any Holder of Exchange Notes; or

           (e) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

           Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.   WITH CONSENT OF HOLDERS OF EXCHANGE NOTES.

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           Except as provided below in this Section 9.02, the Company and the
Trustee may amend or supplement this Indenture and the Exchange Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Exchange Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for the Exchange Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on the Exchange Notes) or compliance with any provision of this Indenture or the Exchange Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Exchange Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for the Exchange Notes). Any amendment to (a) the provisions of Article 10 hereof and (b) Section 4.09 including the related definitions will require the consent of the Holders of at least 75% in aggregate principal amount of the Exchange Notes then outstanding if such amendment would adversely affect the rights of Holders of Exchange Notes.

           Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Exchange Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

           It shall not be necessary for the consent of the Holders of Exchange Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

           After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Exchange Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Exchange Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Exchange Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Exchange Notes held by a non-consenting Holder):


                (a) reduce the principal amount of Exchange Notes whose
            Holders must consent to an amendment, supplement or waiver;

                (b) reduce the principal of or change the fixed maturity of any Exchange Notes or alter or waive any of the provisions with respect to the redemption of the Exchange Notes (except as provided above with respect to Section 4.09 hereof);

                (c) reduce the rate of or change the time for payment of interest, including default interest, on any Exchange Notes;

                (d) waive a Default or Event of Default in the payment of principal of or premium or Liquidated Damages, if any, or interest on the Exchange Notes (except a rescission of acceleration of the Exchange Notes by the Holders of at least a majority in aggregate principal amount of the


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           then outstanding Exchange Notes and a waiver of the payment default that resulted from such acceleration);

                (e) make any Exchange Notes payable in money other than that stated in the Exchange Notes;

                (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Exchange Notes to receive payments of principal of or premium or Liquidated Damages, if any, or interest on the Exchange Notes;

                (g) waive a redemption payment with respect to any Exchange Notes (except as provided above with respect to Section 4.09 hereof); or

                (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.03.   COMPLIANCE WITH TRUST INDENTURE ACT.

           Every amendment or supplement to this Indenture or the Exchange Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.   REVOCATION AND EFFECT OF CONSENTS.

           Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Exchange Notes is a continuing consent by the Holder of a Exchange Notes and every subsequent Holder of a Exchange Notes or portion of a Exchange Notes that evidences the same debt as the consenting Holder's Exchange Notes, even if notation of the consent is not made on any Exchange Notes. However, any such Holder of a Exchange Notes or subsequent Holder of a Exchange Notes may revoke the consent as to its Exchange Notes if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.   NOTATION ON OR EXCHANGE OF EXCHANGE NOTES.

           The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Exchange Notes thereafter authenticated. The Company in exchange for all Exchange Notes may issue and the Trustee shall authenticate new Exchange Notes that reflect the amendment, supplement or waiver.

           Failure to make the appropriate notation or to issue a new Exchange Notes shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.   TRUSTEE TO SIGN AMENDMENTS, ETC.

      The Trustee shall sign any amendment or supplemental Indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental Indenture, the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental Indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.



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The Company may not sign an amendment or supplemental Indenture until their respective Board of Directors approves it.

                                  ARTICLE 10
                                 SUBORDINATION

SECTION 10.01.  AGREEMENT TO SUBORDINATE.

           The Company agree, and each Holder by accepting a Exchange Notes agrees, that the Indebtedness evidenced by the Exchange Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

SECTION 10.02.  CERTAIN DEFINITIONS.

           "Designated Senior Debt" means (i) so long as any Senior Bank Debt is outstanding, the Senior Bank Debt, (ii) so long as any Senior Subordinated Notes are outstanding, the Senior Subordinated Notes and (ii) thereafter, any other Senior Debt permitted hereunder, the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

           A "distribution" may consist of cash, securities or other property, by set-off or otherwise.

           "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

           "Senior Bank Debt" means any Indebtedness outstanding under, and any other Obligations with respect to, Bank Facilities, to the extent that any such Indebtedness and other Obligations are permitted by this Indenture to be incurred.

           "Senior Debt" means (a) the Senior Bank Debt, (b) the Senior Subordinated Notes, (c) all additional Indebtedness that is permitted under this Indenture that is not by its terms pari passu with or subordinated to the Exchange Notes, (d) all Obligations of the Company with respect to the foregoing clauses (a), (b) and (c), including post-petition interest and (d) all (including all subsequent) renewals, extensions, amendments, refinancings, repurchases or redemptions, modifications, replacements or refundings thereto (whether or not coincident therewith) that are permitted by this Indenture. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (i) any Indebtedness of the Company to any of its Subsidiaries,
(ii) any Indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (other than with the proceeds of borrowings from banks or other financial institutions) or (iii) any Indebtedness incurred in violation of this Indenture.

SECTION 10.03.  LIQUIDATION; DISSOLUTION; BANKRUPTCY.

           Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its respective property, or in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

           (1) holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not an allowable claim) before the Holders of


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      Exchange Notes shall be entitled to receive any payment with respect to the Exchange Notes (except that Holders may receive (i) securities that are subordinated to at least the same extent as the Exchange Notes to
      (a) Senior Debt and (b) any securities issued in exchange for Senior Debt and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof); and

           (2) until all Obligations with respect to Senior Debt (as provided in subsection (1) above) are paid in full, any distribution to which the Holders of Exchange Notes would be entitled but for this Article 10 shall be made to holders of Senior Debt (except that Holders may receive
      (i) securities that are subordinated to at least the same extent as the Exchange Notes to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof), as their interests may appear.

SECTION 10.04.  DEFAULT ON DESIGNATED SENIOR DEBT.

           (a) The Company may not make any payment or distribution to the Trustee or any Holder in respect of the Exchange Notes and may not acquire from the Trustee or any Holder any Exchange Notes for cash or property (other than (1) securities that are subordinated to at least the same extent as the Exchange Notes to (A) Senior Debt and (B) any securities issued in exchange for Senior Debt and (2) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

           (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

           (ii) a default, other than a default specified in Section 10.04(a)(i) hereof, on Designated Senior Debt occurs and is continuing with respect to Designated Senior Debt that then permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to
      Section 10.12 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 10.04 unless and until (I) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (II) all scheduled payments of principal, premium and Liquidated Damages, if any, and interest on the Exchange Notes that have come due (other than by reason of acceleration) have been paid in full in cash. No default described in this paragraph (ii) that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

           (b) The Company may and shall resume payments on and distributions in respect of the Exchange Notes and may acquire them in the case of a default described in Section 10.04(a)(i) hereof, upon the date on which the default is cured or waived.

if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

SECTION 10.05.  ACCELERATION OF EXCHANGE NOTES.

           If payment of the Exchange Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.


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SECTION 10.06.  WHEN DISTRIBUTION MUST BE PAID OVER.

           In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Exchange Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 10.04 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

           With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.07.  NOTICE BY COMPANY.

           The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Exchange Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Exchange Notes to the Senior Debt as provided in this Article 10.

SECTION 10.08.  SUBROGATION.

           After all Senior Debt is paid in full and until the Exchange Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Exchange Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Exchange Notes is not, as between the Company and Holders of Exchange Notes, a payment by the Company on the Senior Debt.

Section 10.09.  Relative Rights.

           This Article 10 defines the relative rights of Holders of Exchange Notes and holders of Senior Debt. Nothing in this Indenture shall:

           (1) impair, as between the Company and Holders of Exchange Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest and Liquidated Damages, if any, on the Exchange Notes in accordance with their terms;

           (2) affect the relative rights of Holders of Exchange Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or


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           (3) prevent the Trustee or any Holder of Exchange Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Exchange Notes.

           If the Company fails because of this Article 10 to pay principal of or interest or Liquidated Damages, if any, on a Exchange Notes on the due date, the failure is still a Default or Event of Default.

SECTION 10.10.  SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

           No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Exchange Notes shall be impaired by any act or failure to act by the Company or any Holder of Exchange Notes or by the failure of the Company or any Holder of Exchange Notes to comply with this Indenture.

SECTION 10.11.  DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

           Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

           Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Exchange Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Exchange Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.12.  RIGHTS OF TRUSTEE AND PAYING AGENT.

           Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only the Company or a Representative may give such notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 7.07 hereof.

           The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights.

SECTION 10.13.  AUTHORIZATION TO EFFECT SUBORDINATION.

           Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the agent under the New Credit Agreement (or in the absence of such agent, the lender) is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

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SECTION 10.14.  AMENDMENTS.

           The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Debt.



                                  ARTICLE 11
                                  CONVERSION

SECTION 11.01.  CONVERSION RIGHTS.

           Each Holder of Exchange Notes shall have the right, at such Holder's option, to convert all or any portion of its Exchange Notes into shares of Class A Common Stock at any time, unless previously redeemed or repurchased, at the (i) Conversion Rate calculated as of the close of business on the Conversion Date (subject to adjustment pursuant to this Section 11 and subject to the Company obtaining the approval of the Federal Communications Commission (the "FCC"), if required) times (ii) every $50 in aggregate principal amount of such Exchange Notes. In the event that an insufficient number of shares of Class A Common Stock are available for issuance or the Company is restricted by FCC rules from issuing shares of Class A Common Stock upon conversion of any Exchange Notes, the Company shall be required to pay to the Holder of Exchange Notes seeking to convert such Exchange Note an amount per share of Class A Common Stock in cash equal to 110% of the Current Market Price of the Class A Common Stock as of the date of such conversion (the "Conversion Payments"). The right to convert Exchange Notes called for redemption or delivered for repurchase shall terminate at the close of business on the Redemption Date for such Exchange Notes or the repurchase date, as the case may be.

SECTION 11.02.  EXERCISE OF CONVERSION RIGHTS.

           The right of conversion attaching to any Exchange Notes may be exercised by the Holder thereof by delivering the Exchange Notes to be converted to the office of the Conversion Agent, accompanied by a duly signed and completed notice of conversion in form reasonably satisfactory to the Conversion Agent. The "Conversion Date" will be the date on which the Exchange Notes and the duly signed and completed notice of conversion are so delivered. As promptly as practicable on or after the conversion date, the Company shall issue and deliver to the Conversion Agent a certificate or certificates for the number of full shares of Class A Common Stock issuable upon conversion, together with payment in cash, determined as provided below, in lieu of any fraction of a share. Such certificate or certificates shall be delivered by the Conversion Agent to the appropriate Holder on a book-entry basis or by mailing certificates evidencing the additional shares to the Holders at their respective addresses set forth in the register of Holders maintained by the Trustee. All shares of Class A Common Stock issuable upon conversion of the Exchange Notes shall be fully paid and nonassessable and shall rank pari passu with the other shares of Class A Common Stock outstanding from time to time. Any Exchange Notes surrendered for conversion during the period from the close of business on any Record Date to the opening of business on the next succeeding Interest Payment Date must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the Exchange Notes being surrendered for conversion. In the case of any Exchange Notes that has been converted after any Record Date but before the next Interest Payment Date, interest that is payable on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest shall be paid to the Holder of such Exchange Notes on such Record Date. No other payment or adjustment for interest, or for any dividends in respect of shares of Class A Common Stock, shall by made upon conversion. Holders of Class A Common Stock issued upon conversion shall not be entitled

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to receive any dividends payable to holders of Class A Common Stock as of any record time before the close of business on the Conversion Date.

SECTION 11.03.  FRACTIONAL SHARES.

           The Company shall not issue a fractional share of Class A Common Stock upon conversion of Exchange Notes. Instead the Company shall deliver a check for an amount equal to the applicable fraction of a share multiplied by the Current Market Price calculated as of the close of business on the Conversion Date, rounded to the nearest cent.

SECTION 11.04.  TAXES UPON CONVERSION.

           A Holder delivering Exchange Notes for conversion will not be required to pay any taxes or duties in respect of the issue or delivery of Class A Common Stock on conversion but will be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of the shares of Class A Common Stock in a name other than that of the Holder of the Exchange Notes. Certificates representing shares of Class A Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid.

SECTION 11.05.  RESERVATION OF CLASS A COMMON STOCK.

           The Company has reserved and shall continue to reserve out of its authorized but unissued Class A Common Stock or its Class A Common Stock held in treasury enough shares of Class A Common Stock to permit the conversion of at least $149,350,000 in aggregate principal amount of Exchange Notes and shall, as soon as practical, reserve and continue to reserve out of its authorized but unissued Class A Common Stock held in treasury enough shares of Class A Common Stock to permit the conversion of any other Exchange Notes, assuming, in each case, that such conversion took place at the Conversion Rate in effect on the Closing Date (provided that such reservation shall be proportionally reduced as Exchange Notes are repurchased, redeemed, converted or otherwise retired). All shares of Class A Common Stock that may be issued upon conversion of Exchange Notes shall be fully paid and nonassessable. The Company shall take all commercially reasonable steps to comply with all securities laws regulating the offer and delivery of shares of Class A Common Stock upon conversion of Exchange Notes and shall take all commercially reasonable steps to list such shares on each national securities exchange on which the Class A Common Stock is listed.

SECTION 11.06.  ADJUSTMENTS TO CONVERSION PRICE.

           (a)  If the Company:

           (i) pays a dividend (or makes a distribution) on its Class A Common Stock in shares of its Class A Common Stock;

           (ii) subdivides its outstanding shares of Class A Common Stock into a greater number of shares;

           (iii) combines its outstanding shares of Class A Common Stock into a smaller number of shares; or

           (iv) issues any shares of its Capital Stock by reclassification of its Class A Common Stock;



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then the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of each Exchange Note thereafter converted may receive the number of shares of capital stock of the Company that he would have owned immediately following such action if he had converted such Exchange Notes immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If, after an adjustment referred to in clauses
(a) (i) through (iv) above, a Holder of an Exchange Note upon conversion of it may receive shares of two or more classes of Capital Stock of the Company, then the Conversion Price shall be split into two or more components, as the case may be, and the Conversion Price of each class of Capital Stock shall thereafter be subject to adjustment on terms comparable to those applicable to Class A Common Stock in this Section 11.06.

           (b) If the Company distributes any Rights to all holders of its Class A Common Stock entitling them to purchase shares of Class A Common Stock at a price per share that is less than the Current Market Price per share on the date of distribution of such Rights, the Conversion Price shall be adjusted in accordance with the formula:


                               C' = C x ((O + ((N x P) / M)) / (O + N))

where:

           C'   =    the adjusted Conversion Price.

           C    =    the then current Conversion Price.

           O    =    the number of shares of Class A Common Stock outstanding on the record date.

           N    =    the number of additional shares of Class A Common Stock
                     offered.

           P    =    the offering price per share of the additional shares of
                     Class A Common Stock.

           M    =    the Current Market Price per share of Class A Common Stock on the record date.

The adjustment shall be made successively whenever any such Rights are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such Rights. If at the end of the period during which such Rights are exercisable, not all Rights shall have been exercised, the Conversion Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

           (c) If the Company distributes to all holders of shares of its Class A Common Stock (i) any shares of any class of Capital Stock of the Company other than its Class A Common Stock, (ii) any evidence of indebtedness or other securities of the Company or any Subsidiary of the Company, or (iii) cash or any other assets (including securities, but excluding those dividends, Rights and distributions referred to above in this Section 11.06 and in
Section 11.06(d) and Section 11.06(e), dividends and distributions paid exclusively in cash and distributions upon mergers or consolidations to which
Section 11.06(h) applies), the Conversion Price shall be adjusted in accordance with the formula:

                                           C' = C x ((M - F) / M)

                                      49
where:

           C'   =     the adjusted Conversion Price.

           C    =     the then current Conversion Price.

           M    =     the Current Market Price per share of Class A Common
                      Stock on the record date mentioned below.

           F    =     the fair market value on the record date of the
                      Capital Stock, indebtedness, other securities, cash or other assets distributed per share of Class A Common
                      Stock.

The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

           (d) If the Company issues shares of Class A Common Stock for a consideration per share less than the Current Market Price per share on the date the Company issues such additional shares, the Conversion Price shall be adjusted in accordance with the formula:

                                           C' = C x ((O + (P / M)) / A)

where:

           C'   =    the adjusted Conversion Price.

           C    =    the then current Conversion Price.

           O    =    the number of shares of Class A Common Stock
                     outstanding immediately prior to the issuance of such additional shares.

           P    =    the aggregate consideration received for the issuance of
                     such additional shares.

           M    =    the Current Market Price per share on the date of issuance of such additional shares.

           A    =    the number of shares Class A Common Stock outstanding
                     immediately after the issuance of such additional shares.

           The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. This Section 11.06(d) does not apply to (i) any transaction or issuance described in Section 11.06(b) or 11.06(c) above or Section 11.06(e) below,
(ii) the conversion of Exchange Notes or the conversion, exchange or exercise of securities issued in transactions that were subject to Sections 11.06(b) or 11.06(c) above, (iii) Class A Common Stock issued to the Company's employees under bona fide employee benefit plans adopted by the Board of Directors of the Company and approved by the holders of Class A Common Stock when required by law, (iv) Class A Common Stock issued in the MMR Merger or to acquire, or in the acquisition of, all or any portion of a business as a going concern, in an arm's-length transaction between the Company and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, (v) Class A Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting or (vi)



                                      50

Class A Common Stock issued to lenders or bond purchasers that are unaffiliated third parties in any financing transaction on arm's-length terms (collectively, "Exempt Issuances").

           (e) If the Company issues any Right (other than Exchange
Notes or securities issued in transactions described in Section 11.06(c) above) and for a consideration per share of Class A Common Stock initially deliverable upon conversion, exchange or exercise of such Rights that is less than the Current Market Price per share on the date of issuance of such Rights, the Conversion Price shall be adjusted in accordance with the formula:

                                        C' = C x ((O + (P / M)) / (O + D))

where:

           C'   =     the adjusted Conversion Price.

           C    =     the then current Conversion Price.

           O    =     the number of shares of Class A Common Stock
                      outstanding immediately prior to the issuance of such Rights.

           P    =     the aggregate consideration received for the issuance
                      of such Rights plus the aggregate consideration receivable upon exercise of all such Rights.

           M    =     the Current Market Price per share of Class A Common
                      Stock on the date of issuance of such securities.

           D    =     the maximum number of shares deliverable upon
                      conversion or in exchange for or upon exercise of such Rights at the initial conversion, exchange or exercise rate.

           The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Class A Common Stock deliverable upon conversion, exchange or exercise of such Rights has not been issued when such Rights are no longer outstanding, then the Conversion Price shall promptly be readjusted to the Conversion Price that would then be in effect had the adjustment upon the issuance of such Rights been made on the basis of the actual number of shares of Class A Common Stock issued upon conversion, exchange or exercise of such Rights. This Section 11.06(e) does not apply to any transaction that would be an Exempt Transaction if shares of Class A Common Stock were issued instead of Rights.

           (f) In case the Company or any of its Subsidiaries shall, by dividend or otherwise, make distributions exclusively in cash (excluding any cash that is distributed upon a merger or consolidation to which Section 11.06(h) applies or as part of a distribution referred to in Section and 11.06(c)) to all holders of its Class A Common Stock in an aggregate amount that, combined together with (i) the aggregate amount of all other such all-cash distributions to all holders of any class of its Class A Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this
Section 11.06(f) or Section 11.06(g) has been made and (ii) the aggregate of any cash plus the fair market value of other consideration payable in respect of any tender or exchange offer or other stock repurchase program by the Company or any of its Subsidiaries for all or any portion of any class of the Class A Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this Section 11.06(f) or Section 11.06(g) has been made, exceeds 10% of the Company's Market Capitalization on the record date


                                      51
for such distribution then, and in each such case, immediately after the close of business on such date of such determination, the Conversion Price shall be adjusted in accordance with the formula:

                                              C' = C x ((M - E) / M))

where:

           C'   =     the adjusted Conversion Price.

           C    =     the then current Conversion Price.

           M    =     the Current Market Price per share of Class A Common
                      Stock on the date fixed for determination times the number of shares of Class A Common Stock outstanding on such date.

           E    =     the total of such combined amount.

           (g) In the case of the consummation of a tender offer, exchange offer (other than an odd-lot offer) or other stock repurchase program made by the Company or any Subsidiary thereof for all or any portion of the Class A Common Stock involving the payment by the Company or such Subsidiary of an aggregate consideration that, together with (i) any cash or other consideration payable in a tender offer, exchange offer or other stock repurchase program by the Company or any of its Subsidiaries for Class A Common Stock consummated within 12 months preceding consummation of such tender offer, exchange offer or other stock repurchase program (the "Expiration Time") in respect of which no adjustment has been made pursuant to this section 11.06(g) or Section 11.06(f) and (ii) the aggregate amount of all such all-cash distributions referred to in Section 11.06(f) above to all holders of Class A Common Stock within the 12 months preceding such Expiration Time in respect of which no adjustments have been made, exceeds 10% of the Company's Market Capitalization as of the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced in accordance with the formula:

                                              C' = C x ((M - E) / N)

where:

           C'   =     the adjusted Conversion Price.

           C    =     the then current Conversion Price.

           M    =     the Current Market Price per share of Class A Common
                      Stock on the Trading Day next succeeding the Expiration
                      Time times the number of shares of Class A Common Stock outstanding at the Expiration Time (including any tendered, exchanged or purchased shares).

           N    =     the Current Market Price per share of Class A Common
                      Stock on the Trading Day next succeeding the Expiration
                      Time times the number of shares of the Class A Common
                      Stock outstanding at the Expiration Time (less any shares purchased in such tender offer, exchange offer or other stock repurchase program).

           E    =     the total of such combined amount.


                                      52

           The reduction shall become effective immediately prior to the opening of business on the day following the Expiration Time.

           (h) In case of any consolidation, amalgamation, arrangement or merger of the Company with or into another Person or any merger of another Person with or into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of any class or series of the Common Equity), or in case of any sale or transfer of all or substantially all of the assets of the Company, each Exchange Note then outstanding will, without the consent of the Holder of any Exchange Notes, become convertible only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a Holder of the number of shares of Class A Common Stock (and other securities, if applicable) into which such Exchange Notes was convertible immediately prior thereto (assuming such holder of Class A Common Stock (and other securities, if applicable) failed to exercise any rights of election and that such Exchange Note was then convertible).

           (i) In addition, in the event that any other transaction or event occurs as to which the foregoing conversion price adjustment provisions are not strictly applicable but the failure to make any adjustment would adversely affect the conversion rights represented by the Exchange Notes in accordance with the essential intent and principles of such provisions, then, in each such case, either (i) the Company shall appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or material indirect financial interest in the Company or any of its Subsidiaries, who has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of the Company or any of its Subsidiaries, which will give their opinion upon or (ii) the Board of Directors shall determine, consistent with the Board of Directors' fiduciary duties to the Company's stockholders, the adjustment, if any, on a basis consistent with the essential intent and principles established in the foregoing conversion price adjustment provisions, necessary to preserve, without dilution, the conversion rights represented by the Exchange Notes. Upon receipt of such opinion or determination, the Company shall promptly mail a copy thereof to the Holders of the Exchange Notes and will make the adjustments described therein.

           (j) For purposes of any computation respecting consideration received pursuant to a transaction described or contemplated by this Section 11.06, the following shall apply:

                (i) in the case of the issuance of shares of Class A Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                (ii) in the case of the issuance of shares of Class A Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof (irrespective of the accounting treatment thereof);

                (iii) whenever this Indenture calls for the determination of "fair market value," such fair market value shall be determined in good faith by the Board of Directors of the Company and as evidenced by a written resolution thereof; and

                (iv) in the case of the issuance of Rights, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such Rights plus the additional minimum consideration, if any, to be received by the Company upon the conversion or



                                      53
      exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this
      Section 11.06(j)).

           (k) No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11.06 shall be made to the nearest one hundredth of a cent.

           (l) No adjustment in the Conversion Price need be made under this
Section 11.06 for (i) rights to purchase Class A Common Stock pursuant to a Company plan for reinvestment of dividends or interest, or (ii) any change in the par value or no par value of the Class A Common Stock, and in no event shall any adjustment made under this Section 11.06 that would reduce the Conversion Price below the par value of the Class A Common Stock. If an adjustment is made to the Conversion Price upon the establishment of a record date for a distribution subject to Sections 11.06(b) or 11.06(c) above and if such distribution is subsequently cancelled, the Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors of the Company determines to cancel such distribution, to the Conversion Price that would have been in effect if such record date had not been fixed. No adjustment in the Conversion Price need be made under Sections 11.06(b) and 11.06(c) above if the Company issues or distributes to each Holder of Exchange Notes the shares of Class A Common Stock, evidences of indebtedness, assets or Rights referred to in those Sections that each Holder would have been entitled to receive had the Exchange Notes been converted into Class A Common Stock prior to the happening of such event or the record date with respect thereto.

           (m) The Company shall provide to Holders of Exchange Notes reasonable notice of any event that would result in an adjustment to the Conversion Price pursuant to any of the adjustments in this Article 11 so as to permit the Holders to effect a conversion of Exchange Notes into shares of Class A Common Stock prior to the occurrence of such event. The Company shall file with the Trustee a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Subject to Section 11.06(q) below, the certificate shall be conclusive evidence that the adjustment is correct.

           (n) The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 Business Days and if the reduction is irrevocable during the period, but in no event may the Conversion Price be less than the par value of a share of Class A Common Stock. Whenever the Conversion Price is reduced, the Company shall mail to holders of Exchange Notes a notice of the reduction. The Company shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced conversion price takes effect. The notice shall state the reduced conversion price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Sections 11.06(a), 11.06(b), 11.06(c), 11.06(d), 11.06(e), 11.06(f) and 11.06(g) above.

           (o)  If:

                (i) the Company takes any action which would require an adjustment in the Conversion Price pursuant to Sections 11.06(b) or 11.06(c) above, or clause (iv) of Section 11.06(a) above;

                (ii) the Company consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Company must approve the transaction; or

                (iii) there is a dissolution or liquidation of the Company;



                                      54
a holder of Exchange Notes may want to convert such Exchange Notes into shares of Class A Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Class A Common Stock on that date may receive. Therefore, the Company shall mail to such holders, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten (10) days before such date. Failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (i), (ii) or (iii) of this
Section 11.06(o).

           (p) In any case in which this Section 11.06 shall require that an adjustment as a result of any event become effective from and after a record date, the Company may elect to defer until after the occurrence of such event
(i) the issuance to the holder of any Exchange Notes converted after such record date and before the occurrence of such event of the additional shares of Class A Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment and (ii) a check for any remaining fractional shares of Class A Common Stock as provided in Section 11.04 above.

           (q) Except as provided in the immediately following sentence, any determination that the Company or its Board of Directors must make pursuant to this Article 11 shall be conclusive. Whenever the Company or its Board of Directors shall be required to make a determination under this Article 11, such determination shall be made in good faith and may be challenged in good faith by the Holders of a majority of the aggregate principal amount of outstanding Exchange Notes (with Exchange Notes held by the Company or any of its Affiliates not being considered to be outstanding for this purpose), and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Company and acceptable to such Holders of Exchange Notes. If such investment banking firm resolves that the adjustment should have been more favorable to the Holders, the Company shall bear the costs of such firm and if such investment banking firm resolves that such determination was correct or should have been less favorable to the Holders, the Holders challenging such determination shall bear the costs of such firm.

           (r) The Company shall not pay any dividend or make any distribution to, or on behalf of the holders of any class or series of Common Stock unless the holders of Class A Common Stock share therein on an equal share for share basis.

           (s) Overdue Conversion Payments shall bear interest at the rate of 6 1/2% per annum.

           (t) Commencing on the earlier of (i) the consummation of the MMR Merger or (ii) December 31, 1996, the Company shall use its best efforts to secure all necessary consents and approvals, if any, and make all necessary filings (including, without limitation, consents and approvals of and filings with the FCC) and take all other commercially reasonable steps to permit conversion of the Exchange Notes in accordance with this terms of this Indenture.

           (u) Except as specifically set forth in this Section 11.06, none of the adjustments described in this Section 11.06 shall duplicate adjustments previously made or made simultaneously pursuant to other subsections of this
Section 11.06, or otherwise double count any transaction.

                                  ARTICLE 12
                                 MISCELLANEOUS

SECTION 12.01.  TRUST INDENTURE ACT CONTROLS.


                                      55

           If any provision hereof limits, qualifies or conflicts with a provision of the TIA or another provision that would be required or deemed under the TIA to be part of and govern this Indenture if this Indenture were subject thereto, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 12.02.  NOTICES.

           Any notice or communication by the Company or the Trustee to others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

           If to the Company:

                SFX Broadcasting, Inc.
                150 East 58th Street
                New York, New York  10155
                Telecopier No.:  (212) 753-3188
                Attention:  Howard J. Tytel, Esq.

           With a copy to:

                Baker & McKenzie
                805 Third Avenue
                New York, New York  10022
                Telecopier No.:  (212) 759-9133
                Attention: Howard Berkower, Esq.

           If to the Trustee:







           The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

           All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

           Any notice or communication to a Holder of Exchange Notes shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice


                                      56
or communication to a Holder of Notes or any defect in it shall not affect its sufficiency with respect to other Holders of Exchange Notes.

           If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

           If the Company mails a notice or communication to Holders of Notes, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03. COMMUNICATION BY HOLDERS OF EXCHANGE NOTES WITH OTHER HOLDERS OF EXCHANGE NOTES.

           Holders of Exchange Notes may communicate pursuant to TIA ss. 312(b) with other Holders of Exchange Notes with respect to their rights under this Indenture or the Exchange Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 12.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

           Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

           (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

           (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

           Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

           (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

           (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

           (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.




                                      57

SECTION 12.06.  RULES BY TRUSTEE AND AGENTS.

           The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

           No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company, as applicable, under the Exchange Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Exchange Notes by accepting a Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes.

SECTION 12.08.  GOVERNING LAW.

           THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE EXCHANGE NOTES.

Section 12.09.  No Adverse Interpretation of Other Agreements.

           This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.


SECTION 12.10.  SUCCESSORS.

           All agreements of the Company in this Indenture and the Exchange Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11.  SEVERABILITY.

           In case any provision in this Indenture, the Notes or the Subsidiary Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.12.  COUNTERPART ORIGINALS.

           The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.13.  TABLE OF CONTENTS, HEADINGS, ETC.

           The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture, which have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                                          [Signatures on following page]

                                      58

                                                    SIGNATURES


         IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.

                                            Very truly yours,


                                            SFX Broadcasting, Inc.



                                            By:
                                               -----------------------------
                                            Name:
                                            Title:



[Trustee]


By:
   -----------------------
Name:
Title:

                                      59

                                   Exhibit A
                                (Face of Note)

            6 1/2% Convertible Subordinated Exchange Notes due 2007

                                                                        CUSIP:

No.                                                             $______________


                                              SFX Broadcasting, Inc.

promise to pay to ________________ or registered assigns, the principal sum of __________________ Dollars on May 31, 2007.

                     Interest Payment Dates:  May 31 and November 30

                     Record Dates: May 15 and November 15


                                              Dated:

                                              SFX BROADCASTING, INC.

                                              By:______________________________
                                                 Name:
                                                 Title:





This is one of the
Notes referred to in
within-mentioned Indenture:

------------------------- ,
as Trustee

By:__________________________________

                                      A-1

                                (Back of Note)

                6 1/2% Convertible Subordinated Notes due 2007

         [Unless and until it is exchanged in whole or in part for Exchange Notes in definitive form, this Exchange Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuers or their agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

                 [THE SECURITIES (OR ITS PREDECESSOR) EVIDENCED HEREBY WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
        SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITIES EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION
        OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THE
        SECURITIES EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITIES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY
        THAT (A) SUCH SECURITIES MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) BY THE INITIAL INVESTOR (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING
        FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF
        REGULATION S UNDER THE SECURITIES ACT (c) PURSUANT TO AN EXEMPTION
        FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) (d) TO THE COMPANY OR (e) PURSUANT TO AN EXEMPTION TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE
        SECURITIES ACT OR (2) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (1) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE
        SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY
        PURCHASER FROM IT OF THE SECURITIES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.]2

--------
1.  To be included only if the Exchange Note is issued in Global form.

2. This legend should be included on the Exchange Notes until the Exchange Notes have been transferred pursuant to the Shelf
    Registration Statement.

                                      A-2

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. SFX Broadcasting, Inc., a Delaware corporation (the "Company") promises to pay interest on the principal amount of this Exchange Note at 6 1/2% per annum from the date hereof until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 4 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on May 31 and November 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Exchange Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be ________, 1996. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on the Exchange Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Exchange Notes at the close of business on the May 15 or November 15 next preceding the Interest Payment Date, even if such Exchange Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest payment date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than 15 days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Exchange Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Exchange Notes will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Exchange Notes and all other Exchange Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, ____________, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

         4. INDENTURE. The Company issued the Exchange Notes under an Indenture dated as of _________, ____ (the "Indenture") between the Company and the Trustee. The terms of the Exchange Notes include

                                      A-3
those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Exchange Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Exchange Notes are general obligations of the Company limited to $440,000,000 million in aggregate principal amount, plus amounts, if any issued to pay Liquidated Damages, if any, on outstanding Exchange Notes as set forth in Paragraph 2 hereof.

         5.  OPTIONAL REDEMPTION.

         The Exchange Notes will not be redeemable at the Company's option prior to June 1, 1999. Thereafter, the Exchange Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 1 of the years indicated below:


         Year                                               Percentage
         ----                                               ----------

         1999...............................................  104.55%
         2000...............................................  103.90%
         2001...............................................  103.25%
         2002...............................................  102.60%
         2003...............................................  101.95%
         2004...............................................  101.30%
         2005...............................................  100.65%
         2006 and thereafter................................  100.00%

       6. MANDATORY REDEMPTION. Except as set forth in Paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Exchange Notes.

      7.  REPURCHASE AT OPTION OF HOLDER.

           (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part of each Holder's Exchange Notes at a purchase price equal to 101% of the principal amount thereof plus, in each case, accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (in either case, the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

      8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Exchange Notes are to be redeemed at its registered address. Exchange Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Exchange Notes held by a Holder are to be redeemed. On and after the redemption date interest and Liquidated Damages, if any, ceases to accrue on Exchange Notes or portions thereof called for redemption.

      9. SUBORDINATION. Each Holder by accepting an Exchange Note agrees that the payment of principal of, premium and Liquidated Damages, if any, and interest on each Exchange Note is subordinated in right


                                      A-4
of payment, to the extent and in the manner provided in Article 10 of the Indenture, to the prior payment in full of all Senior Debt (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

      10. DENOMINATIONS, TRANSFER, EXCHANGE. The Exchange Notes are in registered form without coupons in all appropriate denominations. The transfer of Exchange Notes may be registered and Exchange Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Exchange Note or portion of a Exchange Note selected for redemption, except for the unredeemed portion of any Exchange Note being redeemed in part. Also, it need not exchange or register the transfer of any Exchange Notes for a period of 15 days before a selection of Exchange Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      11. PERSONS DEEMED OWNERS. The registered Holder of an Exchange Note may be treated as its owner for all purposes.

      12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Exchange Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Exchange Notes, and any existing default or compliance with any provision of the Indenture or the Exchange Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Exchange Notes. Without the consent of any Holder of an Exchange Note, the Indenture or the Exchange Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Exchange Notes in addition to or in place of certificated Exchange Notes, to provide for the assumption of the Company's obligations to Holders of the Exchange Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Exchange Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act. Any amendment to the provisions of Article 10 of the Indenture and Section 4.09 including, in each case, the related definitions will require the consent of the Holders of at least 75% in aggregate principal amount of the Exchange Notes then outstanding if such amendment would adversely affect the rights of Holders of Exchange Notes.

           13. DEFAULTS AND REMEDIES. Events of Default include: (i) a default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Exchange Notes (whether or not prohibited by Article 10 of the Indenture); (ii) a default in payment when due of the principal of or premium, if any, on the Exchange Notes (whether or not prohibited by Article 10 of the Indenture); (iii) the failure by the Company to comply with the provisions described under Sections 4.09 and 5.01 of the Indenture; (iv) the failure by the Company to honor any of its obligations with respect to any Exchange Note upon conversion thereof; (v) the failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Exchange Notes; (vi) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness,



                                      A-5
together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; (vii) the failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or a group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Exchange Notes may declare all the Exchange Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Exchange Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Exchange Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Exchange Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Exchange Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Exchange Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Exchange Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages, if any, on, or the principal of, the Exchange Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

      15. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for its Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

      16. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Exchange Notes or the Indenture, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting an Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Exchange Notes.

      17. AUTHENTICATION. This Exchange Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

           19. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Exchange Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of the date hereof, among the Company and the parties named on the signature pages thereof.

      20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Exchange Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No



                                      A-6
representation is made as to the accuracy of such numbers either as printed on the Exchange Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                SFX Broadcasting, Inc.
                150 East 58th Street
                New York, New York  10155
                Attention:  Howard J. Tytel

                                      A-7

                                                  Assignment Form


           To assign this Exchange Note, fill in the form below: (I) or (we) assign and transfer this Exchange Note to



-------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                         (Print or type assignee's name, address and zip code)

and irrevocably appoint --------------------------------------------------------
to transfer this Exchange Note on the books of the Company. The agent may substitute another to act for him.


-------------------------------------------------------------------------------



Date:
     -------------



                     Your Signature:
                                    -------------------------------------------
          (Sign exactly as your name appears on the face of this Exchange Note)



                     Signature Guarantee:
                                         ---------------------------------------


                                      A-8

                      OPTION OF HOLDER TO ELECT PURCHASE

           If you want to elect to have this Exchange Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

          [  ] Section 4.10                     [  ] Section 4.14

           If you want to elect to have only part of the Exchange Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$
 ------------




Date:
     --------------    Your Signature:
                                      ---------------------------------------
                       (Sign exactly as your name appears on the Exchange Note)

                       Tax Identification No.:
                                              --------------------------------

                       Signature Guarantee:
                                           ------------------------------------

                                      A-9

             SCHEDULE OF EXCHANGES OF CERTIFICATED EXCHANGE NOTES

           The following exchanges of a part of this Global Exchange Note for Certificated Exchange Notes have been made:


                         Amount of decrease in     Amount of increase in  Principal Amount of this       Signature of
                          Principal Amount of       Principal Amount of     Global Exchange Note     authorized officer of
                         this Global Exchange      this Global Exchange    following such decrease      Trustee or Note
Date of Exchange          Note                     Note                           (or increase)              Custodian
----------------          ----                     ----                           -------------              ---------







                                     A-10

                                   EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF EXCHANGE NOTES

Re: 6 1/2% Convertible Subordinated Exchange Notes due 2007 of SFX Broadcasting, Inc.

           This Certificate relates to $_____ principal amount of Exchange Notes held in * ________ book-entry or *_______ certificated form by ________________ (the "Transferor").

The Transferor*:

    [  ]   has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Exchange Note held by the Depositary an Exchange Note or Exchange Notes in certificated, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Exchange Note (or the portion thereof indicated above); or

    [  ]   has requested the Trustee by written order to exchange or register the transfer of an Exchange Note or Exchange Notes.

           In connection with such request and in respect of each such Exchange Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Exchange Notes and as provided in Section 2.06 of such Indenture, the transfer of this Exchange Note does not require registration under the Securities Act (as defined below) because:*

    [  ]   Such Exchange Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of the Indenture).

    [  ]   Such Exchange Note is being transferred to a "qualified
institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A or to an "Accredited Investor," (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in accordance with Regulation D under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B), Section 2.06(b)(i) or Section 2.06(d)(i) (B) of the Indenture) or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture.)








---------------
 *Check applicable box.

                                      B-1

   [  ]    Such Exchange Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture).

   [  ]    Such Exchange Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act.





                                         --------------------------------------
                                            [INSERT NAME OF TRANSFEROR]


                                       By:
                                         --------------------------------------



Date:
    ------------------





---------------
 *Check applicable box.

                                                      B-2









                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             SFX BROADCASTING, INC.

       SFX Broadcasting, Inc. (the "Corporation"), a corporation validly existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation, acting in accordance with Section 242(b) of the DGCL, unanimously adopted a resolution setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation (the "Certificate") increasing the authorized number of shares of Class A Common Stock, par value $.01 per share, of the Corporation, from 10,000,000 to 100,000,000 and the authorized number of shares of Class B Common Stock, par value $.01 per share of the Corporation from 1,000,000 to 10,000,000 and directed that the amendment be submitted to the stockholders of the Corporation for their review, adoption and approval at the Corporation's 1996 annual meeting. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Board of Directors deems it to be in the best interest of the Corporation that Section 4.1 of the Certificate be amended to read in its entirety as follows:

                  "4.1 Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 121,210,000 shares, consisting of the following:

                           (a) 100,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Shares");

                           (b) 10,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Shares");

                           (c) 1,200,000 shares of Class C Common Stock, par value $.01 per share (the "Class C Shares" and together with the Class A Shares and Class B Shares, the "Common Shares"); and

                           (d) 10,010,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Shares")."

         SECOND: That thereafter, at the 1996 annual meeting of the stockholders of the Corporation called in accordance with Section 222 of the DGCL, a majority of the outstanding stock of the Corporation entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class approved a proposal increasing the authorized number of shares of Class A Common Stock, par value $.01 per share, of the Corporation from 10,000,00 to 100,000,000 and the authorized number of shares of Class B Common Stock, par value $.01 per share of the Corporation from 1,000,000 to 10,000,000, as required by Section 242(b) of the DGCL.

         THIRD: That the amendment to the Certificate has been duly adopted in accordance with Section 242 of the DGCL.

         IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Robert F.X. Sillerman, its Chairman of the Board and Chief Executive Officer this 22nd day of November 1996.


                                           By: /s/ Robert F.X. Sillerman
                                               --------------------------------
                                                Robert F.X. Sillerman,
                                                Chairman of the Board and
                                                Chief Executive Officer